Exhibit 4.4

FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on April 21, 2021 by and among:

A. ForU Worldwide Inc., a business company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company”);

B. ForU Information and Technology Limited, a business company duly incorporated and validly existing under the laws of the British Virgin Islands (the “BVI Company”);

C. ForU Worldwide (HK) Limited, a company duly incorporated and validly existing under the laws of Hong Kong and wholly owned by the Company (“HK Company I”);

D. ForU Information and Technology (HK) Limited, a company duly incorporated and validly existing under the laws of Hong Kong and wholly owned by the Company (“HK Company II”, together with HK Company I, each a “HK Company” and collectively the “HK Companies”);

E. the parties listed on Schedule I Part A hereto (each a “WFOE” and collectively the “WFOEs”);

F. the parties listed on Schedule I Part B hereto (each a “Domestic Company” and collectively the “Domestic Companies”);

G. the parties listed on Schedule I Part C hereto (each a “Series Angel Investor” and collectively the “Series Angel Investors”);

H. the party listed on Schedule I Part D hereto (the “Series A Investor”);

I. the party listed on Schedule I Part E hereto (the “Series A+ Investor”);

J. the parties listed on Schedule I Part F hereto (each a “Series B Investor” and collectively the “Series B Investors”);

K. the parties listed on Schedule I Part G hereto (each a “Series C Investor” and collectively the “Series C Investors”);

L. the parties listed on Schedule I Part H hereto (each a “Series C+ Investor” and collectively the “Series C+ Investors”);

M. the parties listed on Schedule I Part I hereto (each a “Series C++Investor” and collectively the “Series C++ Investors”);

the parties listed on Schedule I Part J hereto (each a “Series D Investor” and collectively the “Series D Investors”);

1

N. the parties listed on Schedule I Part K hereto (each a “Series E Investor” and collectively the “Series E Investors”; together with the Series Angel Investors, the Series A Investors, the Series A+ Investors, the Series B Investors, the Series C Investors, the Series C+ Investors, the Series C++ Investors, and the Series D Investors, collectively the “Investors” and each an “Investor”);

O. the parties listed on Schedule I Part L hereto (each a “Founder” and collectively the “Founders”);

P. the party listed on Schedule I Part M hereto (the “Founder Holdco”; together with the Founders, collectively the “Founder Parties” and each a “Founder Party”); and

Q. the parties listed on Schedule I Part N hereto (each a “Class A Ordinary Shareholder” and collectively the “Class A Ordinary Shareholders”).

Each of the foregoing parties is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Series E Investors have agreed to purchase from the Company, and the Company has agreed to sell to the Series E Investors, an aggregate of 182,978,009 Series E Preferred Shares of the Company on the terms and conditions set forth in each Series E Preferred Share Purchase Agreement. For the avoidance of doubt, this Agreement is the “Shareholders Agreement” as defined in the Share Purchase Agreements.

WHEREAS, the Company, the BVI Company, the HK Companies, Nanjing ForU, the Founder Parties, certain Shareholders and certain other parties thereto have entered into a third amended and restated shareholders agreement on December 5, 2018 (the “Prior Shareholders Agreement”), and each of the Shareholders entered into the Prior Shareholders Agreement hereinafter is referred to herein as an “Existing Shareholder” and collectively the “Existing Shareholders”.

WHEREAS, each Share Purchase Agreement provides that the execution and delivery of this Agreement by the Parties shall be a condition precedent to the consummation of the transactions contemplated under such Share Purchase Agreement, and the Parties agree that this Agreement shall supersede the Prior Shareholders Agreement in its entirety, and the Prior Shareholders Agreement shall terminate and have no further force or effect as of the date of this Agreement.

WHEREAS, in connection with the consummation of the transactions contemplated by each Share Purchase Agreement, the Parties hereto desire to enter into this Agreement for the governance, management and operations of the Group Companies and for the rights and obligations between and among the Shareholders and the Company; and the Parties agree that this Agreement shall supersede the Prior Shareholders Agreement in its entirety, and the Prior Shareholders Agreement shall terminate and have no further force or effect as of the date of this Agreement.

2

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to replace the Prior Shareholders Agreement in its entirety as follows:

1.	GENERAL MATTERS.

1.1 Definitions. Capitalized terms used herein without definition have the meanings assigned to them in Annex A attached to this Agreement. The use of any term defined in Annex A in its uncapitalized form indicates that the words have their normal and general meaning.

1.2 Pledge. The Company, each Founder and each Ordinary Shareholder (other than Skycus) shall cause all Parties to this Agreement, other than the Investors, to perform their obligations under this Agreement.

2.	INFORMATION AND INSPECTION RIGHTS.

2.1 Information and Inspection Rights Prior to a Qualified IPO.

(a) Information Rights. The Company covenants and agrees that, commencing on the date of this Agreement, and for so long as any Investor holds any Investment Securities, the Company will and will cause the Group Companies to, deliver to such Investor the following with respect to the Company and its Subsidiaries:

(i) annual audited consolidated financial statements of the Company within ninety (90) days after the end of each fiscal year, audited in accordance with PRC GAAP or other international accounting principle as approved by the Board (including the affirmative votes of the Preferred Directors) by a reputable accounting firm approved by the Board (including the affirmative votes of the Preferred Directors);

(ii) monthly unaudited consolidated financial statements of the Company within twenty (20) days after the end of each calendar month;

(iii) quarterly unaudited consolidated financial statements of the Company within thirty (30) days after the end of each quarter;

(iv) an annual consolidated budget and business plan for the following fiscal year of the Company within the last quarter of each fiscal year; and

(v) all the information and documents provided to other Shareholders of the Group Companies.

All financial statements to be provided to any Investor pursuant to this Section 2.1 and pursuant to any other Transaction Document, including the Restated M&A, shall be prepared in accordance with PRC GAAP, or other international accounting principle as approved by the Board (including the affirmative votes of the Preferred Directors) or U.S. GAAP (if it is required by the relevant governmental authorities or the Preferred Directors) and shall consolidate the results of operations of the Group Companies and shall include but not limited to the consolidated income statement, cash flow statement and balance sheet.

3

(b) Inspection Rights. The Company covenants and agrees that, commencing from the date of this Agreement, and for so long as any Investor holds any Investment Securities, such Investor or its appointee shall have the right of inspection, including the right to access, examine and copy all books or accounts of each Group Company and/or any of their respective Subsidiaries at any time during regular working hours of such Group Company, and to discuss the business, operations and conditions of each Group Company and their respective Subsidiaries with their respective directors, officers, employees, accounts, legal counsel and investment bankers.

3.	REGISTRATION RIGHTS.

3.1 Applicability of Rights. The holders of the Investment Securities shall be entitled to the following rights with respect to any potential public offering of Class A Ordinary Shares of the Company (or securities representing such Class A Ordinary Shares) in the United States, and to any analogous or equivalent rights with respect to any other offering of shares in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

3.2 Definitions. For purposes of this Section 3:

(a) Registration. The terms “register”, “registered”, and “registration” refer to a registration effected by preparing and filing a registration statement under the Securities Act, and the declaration of effectiveness of such registration statement.

(b) Registrable Securities. The term “Registrable Securities” means: (1) Ordinary Shares of the Company issued or to be issued upon conversion of the Preferred Shares; (2) Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the foregoing; (3) any other Ordinary Share owned or hereafter acquired by the Investors, including Ordinary Shares issued in respect of the Ordinary Shares described in (1)-(2) above upon any share split, share dividend, recapitalization or a similar event; and (4) any depositary receipts issued by an institutional depositary upon deposit of any of the foregoing. Notwithstanding the foregoing, “Registrable Securities” shall not include any Registrable Securities sold by a Person in a transaction in which rights under this Section 3 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of all Registrable Securities which are convertible into Ordinary Shares.

4

(d) Holder. For purposes of this Section 3, the term “Holder” means any Person who holds Registrable Securities of record, whether such Registrable Securities were acquired directly from the Company or from another Holder in a permitted transfer, to whom the rights under this Section 3 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of the Preferred Shares convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that (i) the Company shall in no event be obligated to register the Preferred Shares and that (ii) Holders of Registrable Securities will not be required to convert their Preferred Shares into Class A Ordinary Share in order to exercise the registration rights granted hereunder, until immediately prior to the declaration of effectiveness of the registration statement for the offering to which the registration relates.

(e) Form S-3 and Form F-3. The terms “Form S-3” and “Form F-3” means such respective form under the Securities Act as is in effect on the date hereof or any successor or comparable registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

3.3 Demand Registration.

(a) Request by Holders. If the Company shall receive, at any time after the earlier of (i) December 31, 2021, or (ii) six (6) month after a Qualified IPO, a written request from the Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company files a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 3.3, then the Company shall, within ten (10) Business Days after the receipt of such written request, give a written notice of such request (the “Request Notice”) to all Holders. The Holders shall send a written notice stating the number of Registrable Securities requested to be registered and included in such registration (the “Request Securities”) to the Company within ten (10) Business Days after receipt of the Request Notice. The Company shall thereafter use its best efforts to effect, as soon as practicable, the registration of the Request Securities, subject only to the limitations of this Section 3.3.

(b) Underwriting. If the Holders initiating the registration request under this Section 3.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3.3 and the Company shall include such information in the Request Notice referred to in Section 3.3(a). In the event of an underwritten offering, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro-rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced (x) by more than seventy-five percent (75%) and (y) unless all other securities are first entirely excluded from the underwriting and registration including all shares that are not Registrable Securities and are held by any other Person, including any Person who is an employee, officer or director of the Company or any Subsidiary of the Company. Further, if, as a result of such underwriter cutback, the Holders cannot include in the IPO all of the Registrable Securities that they have requested to be included therein, then such Registration shall not be deemed to constitute one of the three (3) demand Registrations to which the Holders are entitled pursuant to this Section 3. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by delivering a written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder”, and any pro-rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder”, as defined herein.

5

(c) Maximum Number of Demand Registrations. The Company shall have no obligation to effect more than three (3) registrations pursuant to this Section 3.3.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting the filing of a registration statement pursuant to this Section 3.3, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its Shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(e) Expenses. The Company shall pay all expenses (excluding only underwriting discounts and commissions and ADS conversion fee relating to the Registrable Securities sold by the Holders) incurred in connection with any registration pursuant to this Section 3.3, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printer’s and accounting fees, the fees and expenses (including disbursements) of outside counsels for the Holders and any fee charged by any transfer agent or share registrar. Each Holder participating in a registration pursuant to this Section 3.3 shall bear such Holder’s proportionate share (based on the total number of shares of Registrable Securities sold in such registration other than for the account of the Company) of all discounts and commissions and ADS conversion fee relating to the Registrable Securities sold by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay any expense of any registration proceeding begun pursuant to this Section 3.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section 3.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (l) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, or if the registration proceeding is terminated for any reason not specifically covered by this Section 3.3(e), then the Company shall be required to pay all of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 3.3.

6

3.4 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing of any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 3.3 or Section 3.5 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within ten (10) Business Days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If a registration statement under which the Company gives notice under this Section 3.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro-rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of Registrable Securities for which inclusion has been requested, even if this will cause the Company to reduce the number of shares it wishes to offer; and (ii) all shares that are not Registrable Securities and are held by any other Person, including any Person who is an employee, officer or director of the Company or any Subsidiary of the Company shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by delivering a written notice to the Company and the underwriter(s) at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro-rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

7

(b) Expenses. The Company shall pay all expenses (excluding only underwriting and brokers’ discounts and commissions and ADS conversion fee relating to shares sold by the Holders) incurred in connection with a registration pursuant to this Section 3.4, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, the fees and expenses (including disbursements) of outside counsels for the Holders and any fee charged by any depositary bank, transfer agent or share registrar. For the avoidance of doubt, the Company shall pay all expenses incurred in connection with a registration pursuant to this Section 3.4 notwithstanding the cancellation or delay of the registration proceeding for any reason.

(c) Not Demand Registration. Registration pursuant to this Section 3.4 shall not be deemed to be a demand registration as described in Section 3.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.4.

3.5 Form S-3 or Form F-3 Registration. After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or Form F-3 or any comparable or successor form promptly and to maintain such qualification thereafter. If the Company is qualified to use Form S-3 or Form F-3, any Holder or Holders shall have a right to request in writing that the Company effect a registration on either Form S-3 or Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, and upon receipt of each such request, the Company shall perform the tasks set out in paragraphs (a) and (b) below:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

8

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the date on which the Company provides the notice contemplated by Section 3.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.5:

(i) if Form S-3 or Form F-3 becomes unavailable for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price of less than US$1,000,000 to the public; or

(iii) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 3.4(a).

(c) Expenses. The Company shall pay all expenses (excluding only underwriting or brokers’ discounts and commissions relating to shares sold by the Holders) incurred in connection with each registration requested pursuant to this Section 3.5, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, the fees and expenses (including disbursements) of outside counsels for the Holders and any fee charged by any depositary bank, transfer agent or share registrar. For the avoidance of doubt, the Company shall pay all expenses incurred in connection with a registration pursuant to this Section 3.5 notwithstanding the cancellation or delay of the registration proceeding for any reason.

(d) Maximum Frequency. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.5.

(e) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 3.5, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its Shareholders for such Form S-3 or Form F-3 registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

9

(f) Not Demand Registration. Form S-3 or Form F-3 registrations shall not be deemed to be demand registrations as described in Section 3.3 above.

(g) Underwriting. If the requested registration under this Section 3 is for an underwritten offering, the provisions of Section 3.3(b) shall apply.

If the Company fails to perform any of the Company’s obligations set forth above in this Section 3.5 relating to a demand registration made pursuant to Section 3.3, such registration shall not constitute the use of a demand registration under Section 3.3.

3.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as soon as practicable:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep any such registration statement effective for a period of one (1) year or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever is earlier;

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) Deposit Agreement. If the registration relates to an offering of depositary shares or other securities representing Ordinary Shares deposited pursuant to a deposit agreement or similar facility, cause the depositary under such agreement or facility to accept for deposit under such agreement or facility all Registrable Securities requested by each Holder to be included in such registration in accordance with this Section 3;

(f) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(g) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

10

(h) Opinions and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such Registrable Securities are being sold through underwriters, or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) opinions, each dated as of such date, of the counsels representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Holders representing a majority of the Registrable Securities requested to be registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort letter” dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Holders representing a majority of the Registrable Securities requested to be registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

3.7 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.3, 3.4 or 3.5 that the Holders shall furnish to the Company information regarding such Holders, the Registrable Securities held by them and the intended method of disposition of such Registrable Securities as shall reasonably be required to timely effect the Registration of their Registrable Securities.

3.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 3.3, 3.4 or 3.5:

(a) By the Company. To the extent permitted by law, the Company shall indemnify and hold harmless each Holder and its Affiliates, partners, officers, directors, employee, legal counsel, agent, any underwriter (as determined in the Securities Act) for such Holder and each Person, if any, who Controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such losses, claims, damages, or liabilities or actions in respect thereof arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

11

(iii) any violation or alleged violation of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or other applicable law in connection with the offering covered by such registration statement;

and the Company shall reimburse each such Holder and its Affiliates, partners, officers, directors, employees, legal counsel, agents, underwriters or controlling Person for any legal or other expenses reasonably incurred by them, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity contained in this Section 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling Person of such Holder.

(b) By Selling Shareholders. To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who Controls the Company, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who Controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling Person, underwriter or other such Holder, partner or director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such losses, claims, damages or liabilities or actions in respect thereto arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in the Company’s reasonable reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity contained in this Section 3.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that the total amounts payable in indemnity by a Holder under this Section 3.8(b) plus any amount under Section 3.8(e) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 3.8 of notice of the commencement of any action, including any governmental action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.8, deliver to the indemnifying party a written notice of the commencement thereof (a “Claim Notice”) and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, (i) during the period from the delivery of a Claim Notice until retention of counsel by the indemnifying party; and (ii) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver a written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3.8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to deliver a written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.8.

12

(d) Defect Eliminated in Final Prospectus. The foregoing indemnity of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity shall not inure to the benefit of any Person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section 3.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section 3.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the net proceeds received by such Holder pursuant to such registration statement absent guilty of such fraudulent misrepresentation; and (B) no Person or entity guilty of fraudulent misrepresentation as defined in Section 11(f) of the Securities Act will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

(f) Survival. The obligations of the Company and Holders under this Section 3.8 shall survive for six (6) years after the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

13

3.9 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act or the Exchange Act, at all times after the effective date of the first registration under the Securities Act filed by the Company;

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements, (ii) a copy of the most recent annual, interim, quarterly or other report of the Company and, (iii) such other reports and documents as a Holder may reasonably request availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.10 Termination of the Company’s Obligations. Notwithstanding the foregoing, the Company shall have no obligations pursuant to Sections 3.3, 3.4 or 3.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registered public offering (i) five (5) years after the consummation of a Qualified IPO, or (ii), if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

3.11 No Registration Rights to Third Parties. Without the prior written consent of the Majority Preferred Holders, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person or entity any registration rights of any kind, whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Section 3, or otherwise, relating to any shares or other securities of the Company, other than rights that are subordinate to the rights of the Holders hereunder.

3.12 “Market Stand-Off” Agreement. Each Holder hereby agrees that, if and to the extent requested by the lead underwriter of securities of the Company in connection with a registration relating to a specific proposed public offering (other than a registration on Form S-8 or a related or successor form relating solely to an employee benefit plan or a registration on Form S-4 or a related or successor form relating solely to a transaction under SEC Rule 145), such Holder will, subject to the following conditions, enter into a lock-up or standoff agreement in customary form (subject to the following conditions) under which such Holder agrees not to sell or otherwise transfer or dispose of any Registrable Securities or other shares of the Company owned by such Holder as of the date of such registration for up to one hundred eighty (180) days following the effective date of the related registration statement. The obligations of each Holder under this Section 3.12 are subject to the following conditions: (i) the lockup or standoff agreement applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, but not to Registrable Securities actually sold pursuant to such registration statement; (ii) such Holder is satisfied that all directors, officers, and holders of 1% or more of any class of securities of the Company are bound by substantially identical restrictions; (iii) the lockup or standoff agreement provides that if any securities of the Company are to be excluded or released in whole or part from such restrictions, the underwriter shall so notify each Holder within three (3) days and each Holder shall be excluded or released, in proportionate amounts to the extent of the exclusion or release with respect to any other holder of Company’s securities, including any director, officer, or holder of 1% or more of any class of securities of the Company subject to such restrictions; and (iv) the lockup or standoff agreement by its terms permits transfers of Registrable Securities by any Holder to any Affiliate of such Holder during the restricted period, provided that such Affiliate executes a lock-up or standoff agreement substantively identical to that signed by the transferring Holder. The lock-up or standoff agreement shall expire no later than ninety (90) days after execution by the Holder if no underwritten public offering has occurred by the date of such execution. The Company may impose a stop-transfer restriction with respect to Registrable Securities that are that are subject to any such lockup or standoff agreement, but shall remove such restriction immediately upon the expiration or termination of such lockup or standoff agreement.

14

3.13 Public Offering Rights (Non-U.S. Offerings). If shares of the Company are offered in an underwritten public offering (whether or not a Qualified IPO) outside of the United States for the account of any Ordinary Shareholder or other Shareholders, each Holder shall have the right to include a pro-rata number of shares (based on the number of shares (on an as - converted basis) then held by such Holder and all other Shareholders of the Company selling in such offering) in such offering on terms and conditions no less favorable to the Holders than to any other selling shareholder.

3.14 Re-sale Rights. The Company shall use its best efforts to assist each Holder in the sale or disposition of its Registrable Securities after a Qualified IPO, including the prompt delivery of applicable instruction letters by the Company and legal opinions from the Company’s counsels in forms reasonably satisfactory to the Holder’s counsel. In the event the Company has depositary receipts listed or traded on any stock exchange or inter-dealer quotation system, the Company shall pay all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by the Holders.

4.	RIGHT OF PARTICIPATION.

4.1 With Respect to Issuance of New Securities:

(a) General. Each holder of Shares (the “Participation Rights Holders”, and each a “Participation Rights Holder”) shall have a right of first refusal to purchase its Pro Rata Share of all or any part of the New Securities that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”). Each Participation Rights Holder shall be entitled to apportion its Right of Participation hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(b) Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) then held by such Participation Rights Holder, to (b) the total number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

15

(c) New Securities. “New Securities” shall mean any Preferred Shares, Ordinary Shares or other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include:

(i) any Series E Preferred Shares of the Company issued pursuant to the Share Purchase Agreements;

(ii) any Class A Ordinary Shares issued upon conversion of the Series Angel Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C+ Preferred Shares, the Series C++ Preferred Shares, the Series D Preferred Shares and/or the Series E Preferred Shares;

(iii) any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(iv) in the aggregate up to 119,922,812 Class A Ordinary Shares (subject to adjustments made for share splits, share subdivision, share combination and the like) issued or issuable to officers, directors, employees and consultants of the Company pursuant to any equity plan or incentive arrangement approved by the Board (including the affirmative votes of the Preferred Directors);

(v) those issued as a dividend or distribution on Preferred Shares or any event for which adjustment is made;

(vi) any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, a majority of the assets, voting power or equity ownership of such other corporation or entity, as duly approved by the Board or the shareholders’ meeting of the Company, as applicable, in accordance with Section 8.1 hereof; and

(vii) any securities offered in a Qualified IPO or an underwritten registered public offering by the Company, as duly approved by the Majority Preferred Holders.

(d) Procedures.

(i) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities in a single transaction or a series of related transactions, it shall give each Participation Rights Holder a written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount, the type and the price of New Securities and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall be entitled to purchase such Participation Rights Holder’s Pro Rata Share of all or any part of such New Securities at the price and upon the terms and conditions specified in the First Participation Notice by giving a written notice to the Company and stating therein the number of New Securities to be purchased (such number shall not exceed such Participation Rights Holder’s Pro Rata Share) within twenty (20) Business Days from the date of such First Participation Notice. If any Participation Rights Holder fails to send such written notice within the prescribed time period or declines to exercise fully its Right of Participation, then the right of such Participation Rights Holder to purchase its Pro Rata Share hereunder shall be forfeited.

16

(ii) Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to exercise fully its Right of Participation in accordance with subsection (d)(i) above, the Company shall promptly give a written notice (the “Second Participation Notice”) to the other Participation Rights Holders who agreed to exercise their Right of Participation in full (the “Rights Participants”) in accordance with subsection (d)(i) above. Each Rights Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to purchase. Such notice may be made by telephone if followed by a written confirmation within two (2) Business Days from the date of verbal notice. If as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, the oversubscribing Rights Participants will be cut back by the Company with respect to their oversubscriptions to that number of remaining New Securities equal to the product obtained by multiplying (i) the number of the remaining New Securities available for oversubscription by (ii) a fraction the numerator of which is the number of Registrable Securities held by such oversubscribing Rights Participant and the denominator of which is the total number of Registrable Securities held by all the oversubscribing Rights Participants. Each oversubscribing Rights Participant shall be obligated to purchase such number of additional New Securities as determined by the Company pursuant to this subsection (d)(ii) and the Company shall so notify the Rights Participants within fifteen (15) Business Days from the date of the Second Participation Notice.

(e) Failure to Exercise. (i) In the event that none of the Participation Rights Holders exercise fully its Right of Participation in accordance with subsection (d)(i) above, after twenty (20) days following the date of the First Participation Notice, or (ii) upon the expiration of the Second Participation Period, the Company shall have a period of ninety (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation was not fully exercised) at the same price and upon the same non-price terms specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such prescribed period, then the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Participation Rights Holders pursuant to this Section 4.

4.2 With Respect to Class B Ordinary Shares owned by the Founder Holdco and Class A Ordinary Shares owned by 500K Venture Investments Limited:

(a) Restriction on Transfers. Subject to Section 11.1, any Founder Party may not sell, transfer, pledge, hypothecate, encumber or otherwise dispose of its Class B Ordinary Shares to any Person, whether directly or indirectly, except in compliance with this Section 4.2 and Section 5.

17

(b) Notice of Sale. If any Founder Party (only with respect to the Class B Ordinary Shares it holds) or 500K Venture Investments Limited (only with respect to the Class A Ordinary Shares it holds, excluding the Class A Ordinary Shares converted and convertible from any Preferred Shares) (the “Selling Shareholder”) proposes to sell or transfer, directly or indirectly, any of its Ordinary Shares (the “Transfer Shares”), then the Selling Shareholder shall promptly give a written notice (the “Transfer Notice”) to the Company and to each holder of the Preferred Shares (the “Non-Selling Shareholder”), which Transfer Notice shall include (i) the number of Transfer Shares to be sold or transferred and the nature of such sale or transfer, (ii) the identity (identities) (including name(s) and address(es)) of the prospective transferee(s), and (iii) the consideration and the material terms and conditions upon which the proposed sale or transfer is to be made. The Transfer Notice shall certify that the Selling Shareholder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the sale or transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed transfer. Each holder of Preferred Shares shall be entitled to apportion its right of first refusal hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(c) JD’s Right of First Refusal. JD shall be entitled to purchase all or any part of the Transfer Shares at the price and upon the terms and conditions specified in the Transfer Notice by giving a written notice to the Selling Shareholder within twenty (20) Business Days after the date of the Transfer Notice (the “JD’s First Refusal Period”) stating therein the number of Transfer Shares to be purchased. If JD exercises such right and notifies the Selling Shareholder of the number of Transfer Shares to be purchased, then JD shall complete the purchase of the Transfer Shares on the same terms and conditions as those set out in the Transfer Notice. A failure by JD to respond within such prescribed period shall constitute a decision by JD not to exercise its right to purchase such Transfer Shares.

(d) Other Non-Selling Shareholders’ Right of First Refusal. In the event JD does not exercise its right of first refusal to purchase all of the Transfer Shares within the JD’s First Refusal Period, other Non-Selling Shareholders shall be entitled to purchase all or any part of such Non-Selling Shareholder’s pro rata share of the remaining Transfer Shares at the price and upon the terms and conditions specified in the Transfer Notice by giving a written notice to the Selling Shareholder within twenty (20) Business Days after the expiration of JD’s First Refusal Period (the “Other Non-Selling Shareholders’ First Refusal Period”) stating therein the number of Transfer Shares to be purchased. If a Non-Selling Shareholder exercises such right and notifies the Selling Shareholder of the number of Transfer Shares to be purchased, then such Non-Selling Shareholder shall complete the purchase of the Transfer Shares on the same terms and conditions as those set out in the Transfer Notice. A failure by a Non-Selling Shareholder to respond within such prescribed period shall constitute a decision by such Non-Selling Shareholder not to exercise its right to purchase such Transfer Shares. For purposes of this clause (d), each Non-Selling Shareholder’s pro rata share of the Transfer Shares shall be equal to the number of the remaining Transfer Shares, multiplied by a fraction, the numerator of which shall be the number of Class A Ordinary Shares (on an as-converted basis) held by such Non-Selling Shareholder on the date of the Transfer Notice and the denominator of which shall be the total number of Class A Ordinary Shares (on an as-converted basis) held on the date of the Transfer Notice by all Non-Selling Shareholders which exercise their right of first refusal under this clause (d) on the date of the Transfer Notice.

18

(e) Second Transfer Notice; Over-Allotment. To the extent that any Non-Selling Shareholder does not exercise its right of first refusal to the full extent to purchase such Non-Selling Shareholder’s pro rata share of the Transfer Shares in accordance with this subsection (d) above, the Selling Shareholder shall deliver written notice thereof (the “Second Transfer Notice”), within two (2) days after the expiration of the Other Non-Selling Shareholders’ First Refusal Period, to each Non-Selling Shareholder (other than JD) that elected to the full extent to purchase such Non-Selling Shareholder’s pro rata share of the Transfer Shares (the “Exercising Holder”). Each Exercising Holder shall have five (5) Business Days from the date of the Second Transfer Notice (the “Second Refusal Period”) to notify the Selling Shareholder of its desire to purchase more than its pro rata share of the Transfer Shares, stating the number of the additional Transfer Shares it proposes to purchase. Such notice may be made by telephone if followed by a written confirmation within two (2) Business Days from the date of verbal notice. If as a result thereof, such over-allotment exceeds the total number of the remaining Transfer Shares available for purchase, the over-purchasing Exercising Holders will be cut back or limited by the Selling Shareholder with respect to their over-allotment to that number of remaining Transfer Shares equal to the lesser of (a) the number of the additional Transfer Shares it proposes to purchase; (b) the product obtained by multiplying (i) the number of the remaining Transfer Shares available for over-purchase by (ii) a fraction the numerator of which is the number of Class A Ordinary Shares (on an as converted basis) held by such over-purchasing Exercising Holder and the denominator of which is the total number of Class A Ordinary Shares (on an as converted basis) held by all the over-purchasing Exercising Holders. Each over-purchasing Exercising Holder shall be obligated to purchase such number of additional Transfer Shares as determined by the Selling Shareholder pursuant to this subsection (e) and the Selling Shareholder shall so notify such Exercising Holders within fifteen (15) Business Days from the date of the Second Transfer Notice.

(f) Non-Exercise. Subject to the provisions of Section 5, in the event JD and the other Non-Selling Shareholders fail to purchase all of the Transfer Shares within the above-prescribed period, the Selling Shareholder shall have ninety (90) days after delivery of the Transfer Notice to each Non-Selling Shareholder to sell such Transfer Shares at a price upon terms and conditions no more favorable to the transferee than specified in the original Transfer Notice. In the event that the Selling Shareholder has not sold the Transfer Shares within such prescribed period, the Selling Shareholder shall not thereafter sell any Shares without first offering such Shares to the Non-Selling Shareholders in the manner provided in this Section 4 and in Section 5.

(g) Closing. If any Non-Selling Shareholder elects to purchase the Transfer Shares pursuant to this Section 4.2, then the payment for the Transfer Shares to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against delivery of such Transfer Shares to be purchased, at a place and time agreed by the Selling Shareholder and each Non-Selling Shareholder that has elected to purchase all or part of the Transfer Shares.

(h) For the avoidance of doubt, unless otherwise provided in this Agreement, each Preferred Shareholder can freely transfer its Preferred Shares which it holds or may acquire or subscribe for from time to time to any Person other than the Competitors of the Company, without being subject to any restrictions or requirements provided in this Section 4.

19

5.	CO-SALE RIGHT.

5.1 Co-Sale Right. To the extent any Non-Selling Shareholder (including JD) does not exercise its respective rights of first refusal as to all of the Transfer Shares pursuant to Section 4.2, such Non-Selling Shareholder (including JD) shall have the right, exercisable upon delivery of a written notice to the Selling Shareholder, with a copy to the Company, within twenty (20) Business Days after the date of the Transfer Notice, to participate in the sale of any Transfer Shares to the extent of such Non-Selling Shareholder’s Pro Rata Co-Sale Share at the same price and upon the same terms and conditions indicated in the Transfer Notice. A failure by the Non-Selling Shareholder to respond within such prescribed period shall constitute a decision by such Non-Selling Shareholder not to exercise its right of co-sale as provided herein. To the extent one (1) or more of the Non-Selling Shareholders exercise such right of co-sale in accordance with the terms and conditions set forth below, the number of Transfer Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The foregoing co-sale right of each Non-Selling Shareholder shall be subject to the following terms and conditions:

(a) each Non-Selling Shareholder may sell all or any part of its Pro Rata Share of the Transfer Shares. A Non-Selling Shareholder’s “Pro Rata Co-Sale Share” of a specified quantity of Transfer Shares shall mean that number of Class A Ordinary Shares (or that number of Preferred Shares which, if converted at the current conversion ratio, would equal that number of Class A Ordinary Shares) which equals the specified quantity of Transfer Shares proposed to be transferred multiplied by a fraction equal to (i) the total number of Class A Ordinary Shares (on an as converted basis) then held by such Non-Selling Shareholder exercising co-sale rights pursuant to this Section 5, divided by (ii) the total number of Class A Ordinary Shares held by the Selling Shareholder plus the total number of Class A Ordinary Shares then held by all Non-Selling Shareholders exercising co-sale rights pursuant to this Section 5, on an as converted basis. As used in this definition, the phrase “on an as converted basis” shall mean assuming conversion of all Preferred Shares but not assuming exercise or conversion of any other outstanding option, any other warrants, or other convertible securities. For the avoidance of doubt, if the total number of Shares any Founder Party sells exceeds thirty percent (30%) of the Shares it, he or she holds as of the date hereof in a single transaction or in a series of transaction in aggregate, or the occurrence of any Trade Sale, each Non-Selling Shareholder shall be entitled to sell all the Shares it holds to the third party in preference to the Selling Shareholder.

(b) each Non-Selling Shareholder shall effect its participation in the sale by promptly delivering to the Selling Shareholder, with a copy to the Company, for transfer to the prospective purchaser share certificates in respect of all Shares to be sold by such Non-Selling Shareholder and a transfer form signed by such Non-Selling Shareholder, which indicates:

(i) the number of Class A Ordinary Shares which such Non-Selling Shareholder elects to sell;

(ii) that number of Preferred Shares which is at such time convertible into the number of Class A Ordinary Shares that such Non-Selling Shareholder elects to sell; or

(iii) any combination of the foregoing;

provided, however, that if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Class A Ordinary Shares, such Non-Selling Shareholder shall convert such Preferred Shares into Class A Ordinary Shares and deliver Class A Ordinary Shares. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

20

5.2 Procedure at Closing. The share certificate or certificates that such Non-Selling Shareholder delivers to the Selling Shareholder pursuant to paragraph 5.1(b) shall be transferred to the prospective purchaser in consummation of the sale of the Transfer Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Non-Selling Shareholder that portion of the sale proceeds to which such Non-Selling Shareholder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase shares or other securities from a Non-Selling Shareholder exercising its rights of co-sale hereunder, the Selling Shareholder shall not sell any Transfer Shares to such prospective purchaser or purchasers unless and until, simultaneously with such sales, the Selling Shareholder shall purchase such shares or other securities from such Non-Selling Shareholder. In selling their Shares pursuant to their co-sale right hereunder, the Non-Selling Shareholders shall not be required to give any representations or warranties with respect to their Shares to be sold except to confirm that they have not transferred or encumbered such Shares.

5.3 Non-Exercise. Subject to Section 4.2, to the extent the Non-Selling Shareholders do not elect to participate in the sale of Transfer Shares pursuant to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery of the Transfer Notice to each Non-Selling Shareholder, effect a transfer of the Transfer Shares covered by the Transfer Notice and not elected to be sold by the Non-Selling Shareholders. Any proposed transfer on terms and conditions more favorable than those described in the Transfer Notice, as well as any subsequent proposed transfer of any Shares by the Selling Shareholder, shall be subject to the procedures described in Section 4 and this Section 5.

5.4 Prohibited Transfer.

(a) Prohibited Transfer. In the event a Selling Shareholder should sell any Transfer Shares in disregard or contravention of Section 11.1, or the right of first refusal or co-sale rights under this Agreement (a “Prohibited Transfer”), the Non-Selling Shareholders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Selling Shareholder shall be bound by the applicable provisions of such option.

(b) Put Right. Without prejudice to any other rights and remedies available to any Non-Selling Shareholder, in the event of a Prohibited Transfer, each Non-Selling Shareholder shall have the right to sell to the Selling Shareholder the type and number of Class A Ordinary Shares equal to the number of Shares such Non-Selling Shareholder would have been entitled to transfer to the purchaser under Section 5.1 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i) The price per share at which the Shares are to be sold to the Selling Shareholder shall be equal to the price per share paid by the purchaser to the Selling Shareholder in the Prohibited Transfer. The Selling Shareholder shall also reimburse each Non-Selling Shareholder for any and all reasonable fees and expenses, including legal fees and out-of-pocket expenses, incurred pursuant to the exercise or the attempted exercise of such Non-Selling Shareholder’s rights under this Section 5.

21

(ii) Each Non-Selling Shareholder shall, if exercising the option created hereby, deliver to the Selling Shareholder within ninety (90) days after the later of the dates on which the Non-Selling Shareholder (A) received notice of the Prohibited Transfer or (B) otherwise become aware of the Prohibited Transfer, a notice describing the type and the number of Shares to be transferred by the Non-Selling Shareholder.

(iii) The Selling Shareholder shall, promptly upon receipt of the notice described in subsection 5.4(b)(ii) above from the Non-Selling Shareholder(s) exercising the option created hereby, pay to each such Non-Selling Shareholder the aggregate purchase price for the Shares to be sold by such Non-Selling Shareholder, and the amount of reimbursable fees and expenses, as specified in subparagraph 5.4(b)(i), in cash or by other means acceptable to the Non-Selling Shareholder.

(iv) Upon receipt of full payment of the amount due from the Selling Shareholder, the Non-Selling Shareholder shall deliver to the Selling Shareholder the certificate or certificates representing Shares to be sold, together with a transfer form signed by the Non-Selling Shareholder transferring such shares.

(v) Notwithstanding the foregoing, any attempt by a Selling Shareholder to transfer any of the Transfer Shares in violation of Sections 4 or 5 or 11.1 hereof shall be void, and the Company undertakes that it will not affect such a transfer nor will treat any alleged transferee as the holder of such shares.

5.5 Legend.

(a) Each certificate representing the Class B Ordinary Shares held by the Founder Parties shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b) Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5.5(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 5.

5.6 Notwithstanding anything set forth herein to the contrary, without the prior written consent of SHAN Dandan（单丹丹）, prior to the consummation of the Qualified IPO of the Company, none of the Investors and the Class A Ordinary Shareholders shall directly or indirectly Transfer through one or a series of transactions, any Class A Ordinary Share or Preferred Share held directly or indirectly by such Shareholder or its permitted assigns, to any of the Competitors of the Company.

22

5.7 For the avoidance of doubt, unless otherwise provided in this Agreement, each Preferred Shareholder can freely transfer its Preferred Shares which it holds or may acquire or subscribe for from time to time, without being subject to any restrictions or requirements provided in this Section 5.

6.	DRAG-ALONG RIGHT.

6.1 If at any time after the date hereof and prior to a Qualified IPO (which shall be no later than the third anniversary of date hereof), there shall be an offer from a third party to effect a Trade Sale, provided that in such offer the valuation of the Group Companies shall be no less than two hundred percent (200%) of the post-money valuation of the Company immediately following the last issuance of the Series E Preferred Shares pursuant to the Share Purchase Agreements, the Majority Preferred Holders and the Ordinary Majority (the “Drag-Along Requestors”) have approved the terms and conditions of such Trade Sale and have committed to participate in such Trade Sale, then, all the Shareholders of the Company and their respective assigns shall:

(a) if such Trade Sale requires shareholder approval, with respect to all Shares that such Shareholder owns or over which such Shareholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Trade Sale (together with any related amendment to the memorandum and articles of association required in order to implement such Trade Sale) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Trade Sale;

(b) if such Trade Sale involves a sale of Shares of the Company, to sell the same proportion of Shares of the Company held by such Shareholder as is being sold by the Drag-Along Requestors to the persons to whom the Drag-Along Requestors propose to sell their Shares, and on the same terms and conditions as the Drag-Along Requestors;

(c) to execute and deliver all related documentation and take such other action in support of the Trade Sale as shall reasonably be requested by the Company or the Drag-Along Requestors in order to carry out the terms and provision of this Section 6.1, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(d) not to deposit, and to cause their Affiliates or permitted assignees not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliates or permitted assignees in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Trade Sale; and

23

(e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Trade Sale.

7.	ASSIGNMENT AND AMENDMENT.

7.1 Assignment. Notwithstanding anything herein to the contrary:

(a) Information Rights. The rights of the Investors under Sections 2.1 are transferable prior to the Qualified IPO to any Person who holds or is acquiring Investment Securities in a permitted transfer; provided, that the Company is given a written notice at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights, subject to all the terms and conditions of this Agreement, including the provisions of this Section 7, and agree to abide by this Agreement by executing an Adherence Agreement as provided in Section 7.1(f).

(b) Registration Rights. The registration rights of the Holders under Section 3 are fully assignable to any Person other than the Competitors of the Company who holds or is acquiring Registrable Securities in a permitted transfer; provided, however, that the Company is given a written notice at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights, subject to all the terms and conditions of this Agreement, including the provisions of this Section 7, and agree to abide by this Agreement by executing an Adherence Agreement as provided in Section 7.1(f).

(c) Right of Participation. The Right of Participation under Section 4 hereof is fully assignable to any Person other than the Competitors of the Company who holds or is acquiring Preferred Shares in a permitted transfer; provided, however that the transferee executes and delivers an Adherence Agreement as provided in Section 7.1(f).

(d) Co-sale Right. The Co-sale Right under Section 5 hereof is fully assignable to any Person who holds or is acquiring Preferred Shares in a permitted transfer; provided, however that the transferee executes and delivers an Adherence Agreement as provided in Section 7.1(f).

(e) Drag-Along Right. The Drag-Along Right under Section 6 hereof is fully assignable to any Person other than the Competitors of the Company who holds or is acquiring Preferred Shares in a permitted transfer; provided, however that the transferee executes and delivers an Adherence Agreement as provided in Section 7.1(f).

(f) Adherence Agreement. For any transfer of Shares to be deemed effective, the transferee shall assume the obligations of the transferor under this Agreement by executing and delivering to the Company an Adherence Agreement substantially in the form attached hereto as Exhibit B (“Adherence Agreement”).

7.2 Amendment. This Agreement may only be amended with the written consents of (i) the Company; (ii) Majority Preferred Holders, and (iii) Persons or entities holding a majority of the then outstanding Ordinary Shares; provided, however, that (a) any amendment to any provision that gives a right or confers a benefit to a named party shall not be amended or waived without the prior written consent of such named party, (b) no additional obligations shall be imposed upon any party without its prior written consent, (c) any amendment to any provision that would adversely affect any Shareholder in a manner disproportionate to the effect on the other Shareholders of the same class shall not be made without the prior written consent of that first Shareholder, and (d) each Shareholder of the Company may waive any of its own rights hereunder without obtaining the consent of any other Shareholders or their assigns. Any amendment effected in accordance with this Section 7.2 shall be binding upon each Party hereto and their respective successors; provided that, Company shall promptly give written notice thereof to any Party hereto that has not consented to such amendment.

24

7.3 Waiver of Rights. To the extent that any party seeks a waiver of rights from any other party, (i) any holder of Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Preferred Shares; (ii) any Ordinary Shareholder may waive any of its rights hereunder without obtaining the consent of any other Ordinary Shareholders; and any Group Company may waive any of its rights hereunder without obtaining the consent of any other Group Company. Any party may waive compliance by any other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform for the benefit of such waiving party.

8.	PROTECTIVE PROVISIONS.

8.1 Except for any such action contemplated for the Subsequent Closing(s) under the Share Purchase Agreements, each Group Company shall not, and each of the Warrantors shall procure each Group Company not to, directly or indirectly, and whether by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, take any of the actions (i) listed in Part I of Exhibit A without the prior written consent of the Majority Preferred Holders, voting as a separate class and (ii) listed in Part II of Exhibit A without the prior written consent of the Preferred Directors. For the avoidance of doubt, where any such action listed in Part I of Exhibit A requires a resolution of the shareholders of the Company, and the said prior consent(s) of the Majority Preferred Holders have not been obtained, the shareholders of the Company who voted against the resolution at a meeting or objected to adoption of written resolution with respect to such act shall have such number of votes as equal to the number of votes of the shareholders of the Company who voted in favor of or consented to such resolution plus one (1).

8.2 Put Option of JD.

(a) In addition and without prejudice to any other rights, privileges or protections entitled to JD under this Agreement and other Transaction Documents, JD shall have the rights, privileges and protections set forth in this Section 8.2. For purposes of this Section 8.2:

(i) “Change of Control Transaction with JD Competitor” has the meaning set forth in Section 8.2(b)(ii);

(ii) “Financing with JD Competitor” has the meaning set forth in Section 8.2(b)(i);

(iii) “JD Deliberation Period” means a period of thirty (30) days upon JD’s receipt of the applicable Notice of Offer;

25

(iv) “Notice of Offer” means, as the case may be, a written notice of the Financing with JD Competitor, Change of Control Transaction with JD Competitor or Share Sale with JD Competitor;

(v) “Offering Party” means any JD Competitor that offers to conduct any Financing with JD Competitor or Change of Control Transaction with JD Competitor with any Group Company, or that offers to conduct any Share Sale with JD Competitor with any Shareholder of the Company (other than JD);

(vi) “Offered Shares” means the Shares that any Shareholder (other than JD) proposes to sell or transfer to the Offering Party in the case of a Share Sale with JD Competitor;

(vii) “Put Option Notice” has the meaning set forth in Section 8.2(c)(ii);

(viii) “Put Option Transaction” has the meaning set forth in Section 8.2(c)(ii);

(ix) “Put Price” means, (A) with respect to a Financing with JD Competitor, the highest of: (x) the purchase price per share of the Company as offered by the Offering Party, (y) the price per share of the Company as calculated based on the post-money valuation of the Company immediately after the closing of a transaction or series of transactions pursuant to which the Company issues and sells its shares with the principal purpose of raising capital prior to the consummation of the Financing with JD Competitor, or (z) the per share fair market value of the Shares of the Company evaluated by a reputable assessment agency (such agency shall be selected by the Board (including the affirmative vote of the JD Director)) within two weeks after the date of the Notice of Offer; or (B) with respect to a Change of Control Transaction with JD Competitor, the highest of: (x) the purchase price per share of the Company as reasonably calculated based the acquisition price offered by the Offering Party, (y) the price per share of the Company as calculated based on the post-money valuation of the Company immediately after the closing of a transaction or series of transactions pursuant to which the Company issues and sells its shares with the principal purpose of raising capital prior to the consummation of the Change of Control Transaction with JD Competitor, or (z) the per share fair market value of the Shares of the Company evaluated by a reputable assessment agency (such agency shall be selected by the Board (including the affirmative vote of the JD Director)) within two weeks after the date of the Notice of Offer; or (c) with respect to a Share Sale with JD Competitor, the highest of: (x) the price per share at which the Transferring Shareholder transfers the Offered Shares to the Offering Party, (y) the price per share of the Company as calculated based on the post-money valuation of the Company immediately after the closing of a transaction or series of transactions pursuant to which the Company issues and sells its shares with the principal purpose of raising capital prior to the consummation of the Share Sale with JD Competitor, or (z) the per share fair market value of the Shares of the Company evaluated by a reputable assessment agency (such agency shall be selected by the Board (including the affirmative vote of the JD Director)) within two weeks after the date of the Notice of Offer;

(x) “Repurchase Request Notice” has the meaning set forth in Section 8.2(c)(ii);

(xi) “JD Co-Sale Notice” has the meaning set forth in Section 8.2(d)(iii);

26

(xii) “JD Co-Sale Right” has the meaning set forth in Section 8.2(d)(i);

(xiii) “JD Co-Sale Shares” has the meaning set forth in Section 8.2(d)(iii);

(xiv) “JD Co-Sale Transaction” has the meaning set forth in Section 8.2(d)(iii);

(xv) “JD Purchase Notice” has the meaning set forth in Section 8.2(d)(ii);

(xvi) “JD Purchase Transaction” has the meaning set forth in Section 8.2(d)(ii);

(xvii) “JD Right of First Refusal” has the meaning set forth in Section 8.2(d)(i);

(xviii) “Share Sale with JD Competitor” has the meaning set forth in Section 8.2(b)(iii);

(xix) “Transferring Shareholder” has the meaning set forth in Section 8.2(d)(i).

(b) Without the prior written consent of JD,

(i) no Group Company shall enter into or close the sale of any Shares or any other instruments convertible into the Shares of any Group Company with any JD Competitor, any financing transaction of any Shares or any other instruments convertible into the Shares of any Group Company with any JD Competitor (each, a “Financing with JD Competitor”);

(ii) no Group Company shall enter into or close any of the following transactions with any JD Competitor: (x) a sale, transfer, lease, license or otherwise disposition of all or substantially all of the assets, businesses, goodwill or intellectual property of any Group Company to any JD Competitor; (y) any consolidation, reorganization, amalgamation or merger of any Group Company with or into any JD Competitor, or any other corporate reorganization or scheme of arrangement, including a sale or acquisition of Shares of any Group Company, in which the shareholders of such Group Company or shareholders of other Group Companies immediately before such transaction own less than fifty percent (50%) of the voting power of the surviving company immediately after such transaction; and (z) a share purchase, share exchange or tender offer in which at least fifty percent (50%), by voting power, of the Shares of any Group Company are transferred, or a transaction or series of related transactions in which any JD Competitor(s) acquires any Shares of any Group Company such that, immediately after such transaction or series of related transactions, such JD Competitor(s) holds Shares of such Group Company representing more than fifty percent (50%) of the outstanding voting power of such Group Company (each, a “Change of Control Transaction with JD Competitor”);

(iii) no Shareholder (other than JD) shall transfer any Share directly or indirectly to any JD Competitor (other than any share transfer that is a Change of Control Transaction with JD Competitor) (the “Share Sale with JD Competitor”); provided however that, each Preferred Shareholder can transfer its Preferred Shares which it holds or may acquire or subscribe for from time to time, without being subject to this Section 8.2(b)(iii), but such share transfer shall be conducted in compliance with Section 8.2(d).

27

(c) Put Option of JD.

(i) Subject to Section 8.2(b)(i) and Section 8.2(b)(ii), in the event that any Offering Party offers to conduct any Financing with JD Competitor or Change of Control Transaction with JD Competitor with any Group Companies, the Company shall, within three (3) Business Days after receipt of such offer, deliver to JD a copy of such offer by the Offering Party and the Notice of Offer, describing in reasonable details including, without limitation, the number and type of Shares, the assets, businesses, goodwill or intellectual property (as applicable) to be sold or transferred, the nature of such sale or transfer, the price or consideration to be paid and any other material terms upon which the Financing with JD Competitor or Change of Control Transaction with JD Competitor is to be consummated.

(ii) If JD delivers a written notice (the “Put Option Notice”) within the JD Deliberation Period to the Company stating that JD approves such transaction and requiring (x) the Company and/or the Founders to repurchase all or any portion of JD’s Shares in the Company at the Put Price in a Financing with JD Competitor, or (y) the Company to cause the Offering Party to purchase all or any portion of JD’s Shares in the Company at the Put Price in a Change of Control Transaction with JD Competitor (each of (x) and (y), the “Put Option Transaction”), the Company shall be deemed to have obtained the consent of JD approving the Financing with JD Competitor or the Change of Control Transaction with JD Competitor, as the case may be, and the Company and/or the Founders shall consummate or cause the Offering Party, as the case may be, to consummate the Put Option Transaction within ninety (90) days upon delivery of the Put Option Notice by JD. Any attempt by any Group Company not in compliance with Section 8.2(b) and this Section 8.2(c) to make any Financing with JD Competitor or Change of Control Transaction with JD Competitor shall be null and void and of no force and effect, and in such event JD shall have the right to deliver a written notice to the Company (the “Repurchase Request Notice”) requesting the Company to repurchase all or any portion of JD’s Shares at twice of the Put Price which to the extent may otherwise be purchased or repurchased (as the case may be) in the Put Option Transaction and such repurchase shall be consummated within thirty (30) days upon the delivery of the Repurchase Request Notice by JD.

(iii) For the avoidance of doubt, if JD does not respond in writing within the JD Deliberation Period, then JD shall be deemed to disapprove the Financing with JD Competitor or the Change of Control Transaction with JD Competitor, as the case may be.

(d) Notwithstanding anything herein to the contrary,

(i) subject to Section 8.2(b)(iii), in the event that any Offering Party offers to conduct any Share Sale with JD Competitor with any Shareholder (other than JD) (the “Transferring Shareholder”), the Transferring Shareholder shall, within three (3) Business Days after receipt of such offer, deliver to JD a copy of such offer by the Offering Party and the Notice of Offer, describing in reasonable details the proposed share sale or transfer, including, without limitation, the number of the Offered Shares, the nature of such sale or transfer, the considerations to be paid, and the name and address of the Offering Party. Subject to Section 8.2(b)(iii), JD shall have the right of first refusal (“JD Right of First Refusal”) to purchase all or any portion of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Notice of Offer, or the right to sell all or any portion of the Shares it held to the Offering Party in preference to the Transferring Shareholder (“JD Co-Sale Right”), in accordance with this Section 8.2(d).

28

(ii) if JD delivers a written notice (the “JD Purchase Notice”) within a period of thirty (30) days upon receipt of the Notice of Offer to the Transferring Shareholder requiring to exercise JD Right of First Refusal and notifying the Transferring Shareholder of the number of Offered Shares to be purchased (the “JD Purchase Transaction”), the Transferring Shareholder shall consummate the JD Purchase Transaction within thirty (30) days upon delivery of the JD Purchase Notice.

(iii) if JD delivers a written notice (the “JD Co-Sale Notice”) within a period of thirty (30) days upon receipt of the Notice of Offer to the Transferring Shareholder requiring to exercise JD Co-Sale Right to sell all or any portion of its Shares in the Company to the Offering Party in preference to the Transferring Shareholder, at the same price and subject to the same material terms and conditions as described in the Notice of Offer and notifying the Transferring Shareholder of the number of Shares to be sold (the “JD Co-Sale Shares”) (the “JD Co-Sale Transaction”), the number of Offered Shares that the Transferring Shareholder may sell to the Offering Party shall be correspondingly reduced by the aggregate number of the JD Co-Sale Shares and the JD Co-Sale Transaction shall be consummated simultaneously with the sale by the Transferring Shareholder. To the extent that the Offering Party refuses to purchase any JD Co-Sale Shares, the Transferring Shareholder shall not sell to the Offering Party any Shares unless and until, simultaneously with such sale, the Transferring Shareholder shall purchase such JD Co-Sale Shares that JD would otherwise be entitled to sell to the Offering Party pursuant to JD Co-Sale Right.

(iv) any transaction of the Share Sale with JD Competitor by any Founder Party and the Company which is not in compliance with Section 8.2(b) and this Section 8.2(d) shall be null and void and of no force and effect, and in such event JD shall have the right to deliver the Repurchase Request Notice to the Company requesting the Company to repurchase all or any portion of JD’s Shares at twice of the Put Price and such repurchase shall be consummated within thirty (30) days upon the delivery of the Repurchase Request Notice by JD; and any transaction of the Share Sale with JD Competitor by any Shareholder (other than JD and the Founder Parties) which is not in compliance with this Section 8.2(d) shall be null and void and of no force and effect, and if the Company and/or the Founder Parties proactively assist such Shareholder with its/their Share Sale with JD Competitor, including without limitation, issuing any resolutions of the Company approving such Share Sale with JD Competitor, updating the register of members or issuing any share certificate(s) of the Company to reflect such Share Sale with JD Competitor, in such event JD shall have the right to deliver the Repurchase Request Notice to the Company requesting the Company to repurchase all or any portion of JD’s Shares at twice of the Put Price and such repurchase shall be consummated within thirty (30) days upon the delivery of the Repurchase Request Notice by JD.

(v) For the avoidance of doubt, if JD does not respond in writing within the JD Deliberation Period, then JD shall be deemed to disapprove such Share Sale with JD Competitor by any Founder Party.

29

(e) For purposes of Section 8.2(c) and Section 8.2(d), to the extent that JD requests a Put Option Transaction or requests the Company to repurchase all or any portion of its Shares in the Company pursuant to Section 8.2(c) and Section 8.2(d), the Shareholders of the Company (other than JD) shall, and the Company shall cause all the other Shareholders to (a) vote, or give their written consent, if and when necessary, with respect to such transactions; and (b) take all actions reasonably necessary to consummate such transactions.

9.	BOARD REPRESENTATION AND COMMITTEE.

9.1 Designation Right. The Company’s Restated M&A shall provide that the Company’s Board shall consist of up to nine (9) persons (exclusive of alternate Directors). For so long as WIL directly or indirectly holds any Shares then outstanding, it shall be entitled to designate one (1) Director (the “WIL Director”). For so long as JD directly or indirectly holds any Shares then outstanding, it shall be entitled to designate one (1) Director (the “JD Director”). For so long as LC directly or indirectly holds any Shares then outstanding, it shall be entitled to designate one (1) Director (the “LC Director”). For so long as Eastern Bell directly or indirectly holds any Shares then outstanding, it shall be entitled to designate one (1) Director (the “Eastern Bell Director”, together with JD Director, LC Director and WIL Director, the “Preferred Directors”, and each a “Preferred Director”). For so long as the Plum Ventures holds any Shares then outstanding, it shall be entitled to designate one (1) Director (the “Plum Director”, together with Preferred Directors, the “Investor Directors”, and each an “Investor Director”). For so long as SHAN Danan (单丹丹) directly or indirectly holds any Shares then outstanding, she shall be entitled to designate the remaining Directors (the “Founder Directors” and each, a “Founder Director”), and the Founder Directors shall collectively have six (6) votes, among which (i) each Founder Director (other than SHAN Danan (单丹丹)) shall have one (1) vote, and (ii) SHAN Danan (单丹丹) shall have all the remaining votes at each Board meeting. Each of China Logistic Investment Holding (1) Limited, Huize, Prospect Avenue Capital Limited Partnership, Matrix, China Life, CCT Fund and Poly Platinum shall be entitled to designate one (1) non-voting observer to the Board and each committee thereof (including without limitation, the Compensation Committee) to attend board or board committee meetings of the Company or its affiliates. Any vacancy on the Board occurring because of the death, resignation or removal of a Director shall be filled by the vote or written consent of the same shareholder or shareholders who nominated and elected such Director.

9.2 Compensation Committee. If and when the Board deems necessary, the Company shall establish and maintain a compensation committee (the “Compensation Committee”), and each Investor Director shall be a member of such Compensation Committee and shall be required to establish a quorum for any meeting or action to be taken by such committee. Subject to Section 8, the Compensation Committee shall have the power and authority to approve all management compensation levels and arrangements, and shall have such other powers and authorities as the Board shall delegate to it.

9.3 Board Quorum; Meetings, etc. The quorum (which shall exist at the time of the voting as well as the attendance of the Board meeting) of the meetings of the Board shall be seven (7) directors, including the presence, in Person or by telephone, electronic or other means of communication, of all the Preferred Directors, provided, however, that if such quorum cannot be obtained for a Board meeting after two (2) consecutive notices of Board meetings have been sent by the Company with the first notice providing not less than fourteen (14) days’ prior notice and the second notice providing not less than five (5) days’ prior notice, then the attendance of any six (6) directors shall constitute a quorum; provided further that matters discussed in such adjourned meeting shall be limited to those stated in the written notices and agendas of the Board meetings. Notices and agendas of Board meetings as well as copies of all board papers shall be sent to all the relevant directors and Investors at least fourteen (14) Business Days prior to the relevant Board meeting. Minutes of Board meetings shall be sent to Investors within thirty (30) days after the relevant meeting. The Company shall hold Board meetings at least once a quarter.

30

9.4 Assignment. The rights of the Investors set forth in this Section 9 are fully assignable to any Person other than the Competitors of the Company who holds or is acquiring the Preferred Shares in a permitted transfer; provided, however, that the Company is given a written notice at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that the transferee executes and delivers an Adherence Agreement.

9.5 Director Expenses. The Company shall reimburse the Investor Directors for all reasonable out-of-pocket expenses incurred in connection with Board duties and meetings.

10.	INSURANCE AND INDEMNIFICATION.

Upon the request of any Investor, the Company shall procure customary directors and officers insurance for the directors, covering an amount as approved by the Board (including the affirmative votes of the Preferred Directors), and the purchase of such insurance shall not substantially adversely affect the ordinary business and financial position of the Company. Notwithstanding anything to the contrary in this Agreement or in the Restated M&A, each Group Company shall, jointly and severally, indemnify and hold harmless each Investor Director and his/her alternate, to the fullest extent permissible by law, from and against all liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses suffered or incurred by or brought or made against such Investor Director or his/her alternate as a result of any act, matter or thing done or omitted to be done by him/her in good faith in the course of acting as a Director or alternate Director, as applicable, of the Company or any Group Company, by delivering to such Investor Director or his/her alternate, at the time of his/her appointment as a Director or an alternate Director, an indemnification agreement duly executed by the Company substantially in the form satisfactory to the Majority Preferred Holders.

11.	COVENANTS.

11.1 Restrictions on Transfers. Subject to Sections 4 and 5 and the provisions of any severance agreement that the Founder Parties may enter into, each Founder Party agrees that, without the prior written consent of the Majority Preferred Holders, he/she/it shall not, directly or indirectly, sell, transfer, assign, mortgage, pledge, encumber, hypothecate or otherwise dispose of, through one or a series of transactions, any of his/her/its Shares in the Company or any of other Group Companies.

In the case that any Share is held by its ultimate beneficial owner through one or more level of holding companies (including Founder Holdco), any transfer, repurchase, or new issuance of the shares of such holding companies or similar transactions that have the effect of change the beneficial ownership of such Share shall be deemed as an indirect transfer of such Shares. The Parties agree that the restrictions on the transfer of the Shares held by the Founder Parties contained in this Agreement shall apply to such indirect transfer and shall not be circumvented by means of any indirect transfer of the Shares.

31

Notwithstanding anything to the contrary contained in this Agreement, the above transfer restriction shall not apply to (a) any sale or transfer of Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship; (b) transfer of no more than ten percent (10%) of the Shares in aggregate now or hereafter directly or indirectly held by each Founder, to the parents, children or spouse of such Founder, or to trusts for the benefit of such Persons or such Founder, for bona fide estate planning purposes; (c) transfer of the Shares now or hereafter directly or indirectly held by each Founder, to any family trusts for the benefit of such Persons set out under the foregoing subsection (b) or such Founder in good faith established within one (1) year before a Qualified IPO to be conducted in an overseas securities market (each transferee pursuant to the foregoing subsections (a), (b) and (c), a “Permitted Transferee”) ; provided that the form of adequate documentation therefor is provided to the Majority Preferred Holders to their satisfaction and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant transferor by executing an Adherence Agreement as provided in Section 7.1(f); provided, further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

11.2 Full Time Commitment. Each Founder undertakes and covenants to the Investors that, commencing from the date of this Agreement until the first anniversary of consummation of a Qualified IPO or a Trade Sale, he shall commit all of his efforts to furthering the business of the Group Companies and shall not, without the prior written consent of the Board (including the affirmative votes of the Preferred Directors), either on his or her own account or through any of his or her Affiliates, or in conjunction with or on behalf of any other Person, (i) possess, directly or indirectly, the power to direct or cause the direction of the management and business operation of any entity whether (A) through the ownership of any equity interest in such entity, or (B) by occupying half or more of the board seats of the entity; or (C) by Contract or otherwise; or (ii) devote time to carry out the business operation of any other entity.

11.3 Non-Competition. Each of the Founders hereof undertakes and covenants to the Investors that neither he nor any of his Affiliates or associates will directly or indirectly, either by himself or in conjunction with or through any other Person:

(a) during the Relevant Period and Restriction Period, participate, assist, be concerned with, engaged or interested in, any business or entity in any manner, directly or indirectly, which is in competition with the business carried on by any Group Company;

(b) during the Relevant Period and Restriction Period, solicit in any manner any Person who is or has been during the Restriction Period a customer or client of any Group Company for the purpose of offering to such Person any goods or services similar to or competing with any of the businesses conducted by any Group Company;

(c) during the Relevant Period and Restriction Period, solicit or entice away, or endeavor to solicit or entice away, any employee or officer of any Group Company;

32

(d) at any time disclose to any Person, or use for any purpose, any information concerning the business, accounts, finance, transactions or intellectual property rights of any Group Company or any trade secrets or confidential information of or relating to any of the Group Companies.

11.4 ESOP. The Company shall be entitled to reserve additional 47,922,812 Class A Ordinary Shares representing 4.76% of the entire outstanding shares of the Company on an as-converted and fully-diluted basis immediately prior to the occurrence of the First Closing for issuance to officers, directors, employees, consultants or service providers of the Company under the ESOP, in addition to 72,000,000 Class A Ordinary Shares reserved under the 2018 Global Share Plan I. The Shareholders shall vote, or give its written consent with respect to, all the Shares held by it in favor of such reservation and execute all the documents necessary for the consummation of such reservation (if needed). The power and authority to administer the ESOP and grant any option thereunder shall be granted to the Administrator.

11.5 Controlled Foreign Corporation. The Company will provide written notice to the Investors as soon as practicable if at any time the Company becomes aware that it or any Group Company has become a “controlled foreign corporation” (“CFC”) within the meaning of Section 957 of the United States Internal Revenue Code of 1986 (the “Code”). Upon written request of any Investor who is a United States shareholder within the meaning of Section 951(b) of the Code, the Company will (i) use best efforts to provide in writing such information as is in its possession and reasonably available concerning its shareholders to assist such Investor in determining whether the Company is a CFC and (ii) provide such Investor with reasonable access to such other Company information as is in the Company’s possession and reasonably available as may be required by such Investor (A) to determine the Company’s status as a CFC, (B) to determine whether such Investor is required to report its pro rata portion of the Company’s “Subpart F income” (as defined in Section 952 of the Code) on its United States federal income tax return, or (C) to allow such Investor to otherwise comply with applicable United States federal income tax laws.

11.6 Passive Foreign Investment Company. The Company shall use its best efforts to avoid being a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”) for the current and any future taxable year. The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a PFIC, and if the Company is informed by its tax advisors that it has become a PFIC, or that there is a likelihood of the Company being classified as a PFIC for any taxable year, the Company shall promptly notify the Investors of such status or risk, as the case may be, in each case no later than forty-five (45) days following the end of the Company’s taxable year. In connection with a “Qualified Electing Fund” election (a “QEF Election”) made by any Investor pursuant to Section 1295 of the Code or a “Protective Statement” filed by an Investor pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide such Investor with annual financial information in the form to the satisfaction of such Investor as soon as reasonably practicable following the end of each taxable year of such Investor (but in no event later than forty-five (45) days following the end of each such taxable year), and shall, upon the request in writing by such Investor, provide such Investor with access to such other information, as is in the Company’s possession and reasonably available, as may be required for purposes of filing U.S. federal income tax returns in connection with such QEF Election or Protective Statement. In the event that it is determined by the Company’s or such Investor’s tax advisors that the control documents in place between one or more of the Company’s wholly owned Subsidiaries and/or the Company, on the one hand, and any of the Group Companies organized in the PRC that is not a wholly foreign owned enterprise, on the other hand, does not allow the Company to look through the Group Companies to their assets and income for purposes of the PFIC rules and regulations under the Code, the Company shall use its best efforts to take such actions as are reasonably necessary or advisable, including the amendment of such control documents, to qualify for such look-through treatment of the Group Companies under the PFIC rules and regulations under the Code.

33

11.7 Anti-Corruption. Each of the Group Companies covenants that it shall not, and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, administrators, officers, managers, board of directors (supervisory and management) members, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any non-U.S. official, in each case, in violation of the FCPA or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall, and shall cause each of its Subsidiaries and Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its Subsidiaries or Affiliates, or any of its or their respective directors, administrators, officers, managers, board of directors (supervisory and management) members, employees, independent contractors, representatives or agents in violation of the FCPA or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall, and shall cause each of its Subsidiaries and Affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption Law.

11.8 Internal Control System. The Group Companies shall maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets national standards of good practice and is reasonably satisfactory to the Majority Preferred Holders to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with, at the election of the Majority Preferred Holders, the IAS, the U.S. GAAP or other international accounting standard and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) if applicable, the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

11.9 Each of the Existing Shareholders (other than LC) hereby severally but not jointly acknowledges and covenants that their respective holding of applicable series of Shares in the Company meets the applicable requirements and consents as provided under relevant laws and regulations including but not limited to the overseas direct investment filing, the relevant approval from the National Development and Reform Commission and the Ministry of Commerce and/or the competent local counterparts, as well as the applicable approvals and consents from SAFE and the related foreign exchange bank (all such consents or approvals, the “Outbound Investment Approvals”) and in case there exist any violation or any lack of Outbound Investment Approvals, such Existing Shareholder (other than LC) shall spare every effort (and in any event within two (2) years after the date hereof) to obtain the applicable approvals and meet relevant requirements. Furthermore, if such failure of Outbound Investment Approvals causes adverse effect on the IPO and other capital arrangement of the Group Companies at any time, the Existing Shareholders (other than LC) (if applicable) shall spare their every effort to eliminate such adverse effects.

34

11.10 Subject to the advice of IPO professionals, in the event that the current shareholding structure of Nanjin ForU and/or Beijing ForU may cause impediment to the listing plan, the Warrantors shall use every effort to make plans to eliminate such potential impediment, including but not limited to, causing the Series Angel Investors, Series A Investor, Series A+ Investor, Series B Investors, Series C Investors and Series C+ Investors to cease holding shares in Nanjin ForU and/or Beijing ForU, and the Investors shall fully cooperate with the Company and Warrantors to effectuate such plan.

11.11 Vote of the Shareholders. The Parties hereby acknowledge and agree that, (a) except as otherwise set forth in this Agreement or the Restated M&A, the holders of Class A Ordinary Shares, Class B Ordinary Shares and Preferred Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Shareholders; (b) each Class B Ordinary Share shall be entitled to (A) twenty(20) votes commencing from the consummation of a Qualified IPO, and (B) one (1) vote prior to the consummation of a Qualified IPO, in each case on all matters subject to vote at general meetings of the Company; (c) each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company; and (d) each Preferred Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company.

12.	CONFIDENTIALITY AND NON-DISCLOSURE.

12.1 Disclosure of Terms. Each party hereto acknowledges that the terms and conditions (collectively, the “Terms”) of this Agreement, the other Transaction Documents, and all exhibits, restatements and amendments hereto and thereto, including their existence, shall be considered confidential information and shall not be disclosed by it to any third party except in accordance with the provisions set forth below. Each Investor severally but not jointly agree with the Company that such Investor will keep confidential and will not disclose or divulge, any information which such Investor obtain from the Company, pursuant to financial statements, reports, presentations, correspondence, and any other materials provided by the Company to, or communications between the Company and any Investor, or pursuant to information rights granted under this Agreement or any other related documents, unless the information is known, or until the information becomes known, to the public through no fault of such Investor, or unless the Company gives its written consent to such Investor’s release of the information.

12.2 Press Releases. Within sixty (60) days of any Closing, the Company may issue a press release related to such Closing, disclosing that the applicable Series E Investors have invested in the Company provided that (a) the release does not disclose any of the Terms, (b) the press release does not disclose the amount or other specific terms of the investment, and (c) the final form of the press release is approved in advance in writing by the Series E Investors mentioned therein. The applicable Series E Investor’ names and the fact that the applicable Series E Investors are shareholders in the Company can be included in a reusable press release boilerplate statement, so long as the applicable Series E Investors have given the Company their initial approval of such boilerplate statement and the boilerplate statement is reproduced in exactly the form in which it was approved. No other announcement regarding any Series E Investor in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without such Series E Investor’s prior written consent, which consent may be withheld at such Series E Investor’s sole discretion.

35

12.3 Permitted Disclosures. Notwithstanding anything in the foregoing to the contrary,

(a) the Company may disclose any of the Terms to its current or bona fide prospective investors, directors, officers, employees, shareholders, investment bankers, lenders, accountants, auditors, insurers, business or financial advisors, and attorneys, in each case only where such Persons or entities are under appropriate nondisclosure obligations imposed by professional ethics, law or otherwise;

(b) each Investor (and its fund manager) may disclose such Investor’s investment in the Company to third parties or to the public at its sole discretion and in relation thereto may use the Company’s logo and trademark and may include links to the Company’s website (without requiring the Company’s further consent). If it does so, the other parties shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by such Investor;

(c) each Investor shall have the right to disclose:

(i) any information to such Investor’s Affiliates, such Investor and/or its Affiliate’s employee, legal counsel, auditor, insurer, accountant, consultant or to an officer, director, investment counsel or advisor, or employee of such Investor, or Affiliates or any of their respective investors or Affiliates, provided, however, that any of the foregoing Persons shall be advised of the confidential nature of the information or are under appropriate non-disclosure obligation imposed by professional ethics, law or otherwise;

(ii) any information for fund and inter-fund reporting purposes;

(iii) any information as required by law, government authorities, exchanges and/or regulatory bodies, including by the Securities and Futures Commission of the Hong Kong Special Administrative Region, the China Securities and Regulatory Commission of the PRC or the Securities and Exchange Commission of the United States (or equivalent for other venues); and/or

(iv) any information to bona fide prospective purchasers/investors of any share, security or other interests in the Company, and

(v) any information contained in press releases or public announcements of the Company pursuant to Section 12.2 above.

36

(d) the confidentiality obligations set out in this Section 12 do not apply to:

(i) information which was in the public domain or otherwise known to the relevant party before it was furnished to it by another party hereto or, after it was furnished to that party, entered the public domain otherwise than as a result of (i) a breach by that party of this Section 12 or (ii) a breach of a confidentiality obligation by the discloser, where the breach was known to that party;

(ii) information the disclosure of which is necessary in order to comply with any applicable law, the order of any court, the requirements of a stock exchange or to obtain tax or other clearances or consents from any relevant authority; or

(iii) the disclosure of information by any director of the Company to its appointer or any of its affiliate or otherwise in accordance with the foregoing provisions of this Section 12.2.

12.4 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation pursuant to securities laws and regulations) to disclose the existence of this Agreement or any Terms in contravention of the provisions of this Section 12, such party (the “Disclosing Party”) shall if and to the extent that it can lawfully do so provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

13.	MISCELLANEOUS.

13.1 Governing Law. This Agreement shall be governed in all respects by the laws of the Hong Kong Special Administrative Region without regard to conflicts of law principles.

13.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such provisions. Each transferee, successors, or assignee of any Investor shall become a party of this Agreement by executing and delivering to the Company an Adherence Agreement in the form attached hereto as Exhibit B. No Warrantor may assign its rights or delegate its obligations under this Agreement without the written consent of the Investors.

13.3 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

37

13.4 Entire Agreement. This Agreement, the Share Purchase Agreements, and any other Transaction Document, together with all the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof; provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date of this Agreement, all of which agreements shall continue in full force and effect until terminated in accordance with their respective terms. For the avoidance of doubt, other than the Transaction Documents (including all the share purchase agreements entered into by and among the Company and any of the Investors), there is no other agreement among the Parties with respect to any rights, preferences, privileges, powers granted to any Investor superior to or more favorable than the rights, preferences, privileges, powers set forth herein and in the other Transaction Documents. Without limiting the generality of the above, this Agreement and any other Transaction Document supersedes and replaces the Prior Shareholders Agreement in its entirety. By execution of this Agreement, the Existing Shareholders or their Affiliates under the Prior Shareholders Agreement hereby irrevocably, expressly and unconditionally waives, releases and forever discharges the Warrantors (collectively, the “Releasees”) from any and all claims, liabilities, lawsuits, judgments, losses, damages, demands, debts, obligations, agreements, endorsements, bonds, controversies, rights, action, omission, course, cause of action and expenses of any nature whatsoever by reason of any matter, action, omission, course, covenant, promise, contract, damage or thing whatsoever that occurred or accrued up to the date hereof, that such Existing Shareholders may have or be entitled to under the Prior Shareholders Agreement.

13.5 Waiver of Claims. Each of the Existing Shareholders hereby irrevocably waives any and all present claims that such party has initiated or threatened to initiate (if any) against any Group Company, or any director, officer, employee, agent or representative of any Group Company as of the date hereof, and hereby unconditionally and irrevocably releases and forever discharges the Warrantors from any and all obligations, claims and causes of action of every nature and description, regardless of whether presently known or unknown, pending or future, certain or contingent, accrued or unaccrued, at law or in equity that such Existing Shareholders had, now has or hereinafter may have against any Warrantors, in connection with their non-compliance with the covenants under the Series C+ Preferred Share and Warrant Purchase Agreement, the Series C++ Share Purchase Agreement and the Series D Share Purchase Agreement (if any).

13.6 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile at the number set forth below, upon a successful transmission report being generated by the sender’s machine; or (c) three (3) Business Days after deposit with an internationally-recognized overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses given in Exhibit C, or designate additional addresses, for purposes of this Section 13.6, by giving the other party written notice of the new address in the manner set forth above.

38

13.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party hereto under this Agreement, shall impair any such right, power or remedy of the aggrieved party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the parties shall be cumulative and not alternative.

13.8 Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

13.9 Counterparts. This Agreement may be executed in one or more counterparts and may be delivered by electronic PDF or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

13.10 Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

13.11 Adjustment for Share Splits, etc. Whenever in this Agreement there is a reference to a specific number or percentage of the Preferred Shares, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

13.12 Pronouns and etc. For all purposes of this Agreement, except as otherwise expressly provided, (a) the defined terms shall have the meanings assigned to them in its definition and include the plural as well as the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (b) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement unless explicitly stated otherwise, and all references in this Agreement to designated exhibits are to the exhibits attached to this Agreement unless explicitly stated otherwise, (c) the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (d) any reference in this Agreement to any “Party” or any other Person shall be construed so as to include its successors in title, permitted assigns and permitted transferees, and (e) any reference in this Agreement to any agreement or instrument is a reference to that agreement or instrument as amended or novated.

39

13.13 Dispute Resolution.

(a) Negotiation between Parties; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of the relevant parties, then each party to the dispute that is a company shall nominate one (1) authorized officer as its representative. The relevant parties or their representatives, as the case may be, shall, within thirty (30) days of a written request by either party to call such a meeting, meet in Person and alone (except for one (1) assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one (1) day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one (1) day mediation, either party to the dispute may begin formal arbitration proceedings to be conducted in accordance with subsection (b) below. This procedure shall be a prerequisite before taking any additional action hereunder.

(b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three arbitrators to be appointed according to the HKIAC Rules; and (ii) the language of the arbitration shall be English. Notwithstanding anything in this Agreement or in the HKIAC Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against any Investor unless such award both (x) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (y) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of such Investor or its Affiliates to conduct its respective business operations or to make or dispose of any other investments. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(c) Shareholders Agreement to Prevail. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated M&A, the terms of this Agreement shall prevail. The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated M&A so as to eliminate such inconsistency.

13.14 Termination of Rights. This Agreement and all rights and covenants contained herein, except for obligations set forth in Sections 1, 3, 11.11, 12, and 13, shall terminate on the closing of a Qualified IPO. If for the purpose of a Qualified IPO and as approved by the Investors, the Group Companies are required or advised by their counsel to conduct a reorganization, any Investor may elect to waive any or all of its preferred or special rights hereunder, effective as of the completion of such reorganization; provided that, in the event that the Qualified IPO does not occur within twelve (12) months after the completion of such reorganization, each of the Group Companies and the Founder Parties shall take all such actions as necessary or desirable to restore all the rights and privileges of the Investors contained herein, including without limitation (i) causing the Company to amend the Restated M&A, (ii) causing the Company to issue to the Investors applicable class and number of shares of the Company, and (iii) entering into agreements containing substantially the same terms and conditions hereof.

40

13.15 Joinder by the Series E Investors and the Series B Investors. Notwithstanding anything set forth herein, (i) in case the Subsequent Closing occurs later than the date of this Agreement, each of China Life, CCT Fund and other applicable investors, at the Subsequent Closing, may execute and deliver a counterpart signature page to this Agreement to become a party to this Agreement as of the date it executes and delivers such counterpart signature page, without further action by any Party, in which case each of China Life, CCT Fund and other applicable investors shall be deemed as and have all the rights and obligations of a “Series E Investor”, the holder of Series E Preferred Shares and a party under this Agreement as if it had executed this Agreement, and all schedules and exhibits hereto shall, where applicable, be updated to reflect such Series E Investor as a party hereto without the need to amend this Agreement; (ii) upon the occurrence of the closing (as defined in the Eastern Bell Share Purchase Agreements), Eastern Bell PRC shall be deemed as and have all the rights and obligations of a “Series B Investor”, “Series C Investor” and “Series C+ Investor”, the holder of Series B Preferred Shares, Series C Preferred Shares and Series C+ Preferred Shares, and all schedules and exhibits hereto shall, where applicable, be updated to reflect Eastern Bell PRC as a Series B Investor, Series C Investor and Series C+ Investor hereto without the need to amend this Agreement.

[Signature Pages Follow]

41

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

ForU Worldwide Inc.

By:	/s/ SHAN Dandan
Name:	SHAN Dandan (单丹丹)
Title:	Director

THE BVI COMPANY:

ForU Information and Technology Limited

By:	/s/ SHAN Dandan
Name:	SHAN Dandan (单丹丹)
Title:	Director

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE HK COMPANY I:

ForU Worldwide (HK) Limited

By:	/s/ SHAN Dandan
Name:	SHAN Dandan (单丹丹)
Title:	Director

THE HK COMPANY II:

ForU Information and Technology (HK) Limited

By:	/s/ SHAN Dandan
Name:	SHAN Dandan (单丹丹)
Title:	Director

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE WFOEs:

Beijing ForU Duoduo Information Technology Co., Ltd. (北京福佑多多信息技术有限公司)

By:	/s/ SHAN Dandan
Name:	SHAN Dandan (单丹丹)
Title:	Legal Representative

Tianjin Tonglian Zhihe Technology Co., Ltd. (天津通联智合技术有限公司)

By:	/s/ CHEN Jia
Name:	CHEN Jia (陈嘉)
Title:	Legal Representative

Shanghai Lianchong Information Technology Co., Ltd.(上海联翀信息技术有限公司)

By:	/s/ CHEN Jia
Name:	CHEN Jia (陈嘉)
Title:	Legal Representative

ForU Online (Tianjin) Commercial Factoring Co., Ltd. (福佑在线（天津）商业保理有限公司)

By:	/s/ GE Kai
Name:	GE Kai (葛恺)
Title:	Legal Representative

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE WFOEs:

Nanjing ForU Commercial Factoring Co., Ltd. (南京福佑商业保理有限公司)

By:	/s/ YANG Yang
Name:	YANG Yang (杨阳)
Title:	Legal Representative

Tianjin ForU Duoduo Information Technology Co., Ltd. (天津福佑多多信息技术有限公司)

By:	/s/ GE Kai
Name:	GE Kai (葛恺)
Title:	Legal Representative

Shanghai ForU Duoduo Information Technology Co., Ltd. (上海福佑多多信息技术有限公司)

By:	/s/ YANG Yang
Name:	YANG Yang (杨阳)
Title:	Legal Representative

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DOMESTIC COMPANIES:

Nanjing ForU Online Electronic Commerce Co., Ltd.(南京福佑在线电子商务有限公司)

By:	/s/ SHAN Dandan
Name:	SHAN Dandan (单丹丹)
Title:	Legal Representative

Beijing ForU Online Information Technology Co., Ltd. (北京福佑在线信息技术有限公司)

By:	/s/ SHAN Dandan
Name:	SHAN Dandan (单丹丹)
Title:	Legal Representative

Tianjin Chengheyun Technology Co., Ltd. (天津诚合运技术有限公司)

By:	/s/ CHEN Jia
Name:	CHEN Jia (陈嘉)
Title:	Legal Representative

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE FOUNDERS:

/s/ SHAN Dandan
SHAN Dandan (单丹丹)

/s/ WANG Hongxin
WANG Hongxin（王宏鑫）

THE FOUNDER HOLDCO:

Miracle Dream Investment Inc.

By:	/s/ SHAN Dandan
Name:	SHAN Dandan (单丹丹)
Title:	Director

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

Miracle Dream Investment Inc.

By:	/s/ SHAN Dandan
Name:	SHAN Dandan (单丹丹)
Title:	Director

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS & CLASS A ORDINARY SHAREHOLDERS:

500K VENTURE INVESTMENTS LIMITED

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

Ningbo Meihua Shunshi Angel Investment Partnership (Limited Partnership) (宁波梅花顺世天使投资合伙企业（有限合伙）)

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

ALPHA ROUTE LIMITED

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

Shenzhen Yingxin Capital Phase I Investment Partnership (LLP)

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

Eastern Bell XI Investment Limited

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

Shanghai Dingxun Enterprise Management Consulting Partnership (Limited Partnership)(上海鼎恂企业管理咨询合伙企业（有限合伙）)

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

DEPPON LOGISTICS (HONGKONG) LIMITED

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

China Logistic Investment Holding (1) Limited

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

LC Fund VII, L.P.

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

LC Parallel Fund VII, L.P.

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

LC Continued Fund IV, L.P.

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

Shanghai Huize Asset Management Co., Ltd. (上海慧泽资产管理有限公司)

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

JD Amarantine Investment Limited

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS & CLASS A ORDINARY SHAREHOLDERS:

Skycus China Fund, L.P.

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

Prospect Avenue Capital limited Partnership

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

WELLINK INVESTMENTS LIMITED

By:	/s/ WANG Haixia
Name:	WANG Haixia
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

Matrix Partners China V Hong Kong Limited

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

Parantoux Grand Master SPC

By:	/s/ Gloria, Lu Yi
Name:	Gloria, Lu Yi
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

Poly Platinum Enterprises Limited

By:	/s/ LI Yuezhong
Name:	LI Yuezhong
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

Jiangsu Guoshou Jiequan Equity Investment Center (Limited Partnership)江苏国寿疌泉股权投资中心(有限合伙)

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

EVERESTLU HOLDING LIMITED

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

CYBER GLASS TECHNOLOGY LTD.

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

Orange Grove Global Limited

By:	/s/ Orange Grove Global Limited
Name:
Title:	Authorized Signatory

ForU Worldwide Inc.

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

Schedule I

PART A WFOEs

1.	Beijing ForU Duoduo Information Technology Co., Ltd. (北京福佑多多信息技术有限公司), a company duly incorporated and validly existing under the laws of the PRC;

2.	ForU Online (Tianjin) Commercial Factoring Co., Ltd. (福佑在线（天津）商业保理有限公司), a company duly incorporated and validly existing under the laws of the PRC;

3.	Nanjing ForU Commercial Factoring Co., Ltd. (南京福佑商业保理有限公司), a company duly incorporated and validly existing under the laws of the PRC;

4.	Tianjin ForU Duoduo Information Technology Co., Ltd. (天津福佑多多信息技术有限公司), a company duly incorporated and validly existing under the laws of the PRC;

5.	Shanghai ForU Duoduo Information Technology Co., Ltd. (上海福佑多多信息技术有限公司), a company duly incorporated and validly existing under the laws of the PRC;

6.	Tianjin Tonglian Zhihe Technology Co., Ltd. (天津通联智合技术有限公司), a company duly incorporated and validly existing under the laws of the PRC;

7.	Shanghai Lianchong Information Technology Co., Ltd. (上海联翀信息技术有限公司); a company duly incorporated and validly existing under the laws of the PRC

PART B Domestic Companies

1.	Nanjing ForU Online Electronic Commerce Co., Ltd. (南京福佑在线电子商务有限公司), a company duly incorporated and validly existing under the laws of the PRC (“Nanjing ForU”);

2.	Beijing ForU Online Information Technology Co., Ltd. (北京福佑在线信息技术有限公司), a company duly incorporated and validly existing under the laws of the PRC (“Beijing ForU”);

3.	Tianjin Chengheyun Technology Co., Ltd. (天津诚合运技术有限公司), a company duly incorporated and validly existing under the laws of the PRC;

PART C Series Angel Investors

1.	Ningbo Meihua Shunshi Angel Investment Partnership (Limited Partnership) (宁波梅花顺世天使投资合伙企业（有限合伙）);

2.	Miracle Dream Investment Inc. (in its capacity as the holder of 2,000,000 Series Angel Preferred Shares);

SCHEDULE I

3.	500K Venture Investments Limited (in its capacity as the holder of 2,000,000 Series Angel Preferred Shares);

4.	Matrix Partners China V Hong Kong Limited.

PART D Series A Investor

1.	ALPHA ROUTE LIMITED.

PART E Series A+ Investor

1.	Shenzhen Yingxin Capital Phase I Investment Partnership (LLP).

PART F Series B Investors

1.	Shanghai Dingxun Enterprise Management Consulting Partnership (Limited Partnership)上海鼎恂企业管理咨询合伙企业(有限合伙);

2.	China Logistic Investment Holding (1) Limited;

3.	DEPPON LOGISTICS (HONGKONG) LIMITED.

4.	JD Amarantine Investment Limited

PART G Series C Investors

1.	Shanghai Dingxun Enterprise Management Consulting Partnership (Limited Partnership)上海鼎恂企业管理咨询合伙企业(有限合伙 );

2.	China Logistic Investment Holding (1) Limited;

3.	DEPPON LOGISTICS (HONGKONG) LIMITED;

4.	LC Fund VII, L.P.;

5.	LC Parallel Fund VII, L.P.;

6.	Shanghai Huize Asset Management Co., Ltd. (上海慧泽资产管理有限公司).

PART H Series C+ Investors

1.	JD Amarantine Investment Limited;

2.	LC Fund VII, L.P.;

3.	LC Parallel Fund VII, L.P.;

4.	China Logistic Investment Holding (1) Limited;

SCHEDULE I

5.	Shanghai Dingxun Enterprise Management Consulting Partnership (Limited Partnership)上海鼎恂企业管理咨询合伙企业(有限合伙 );.

PART I Series C++ Investors

1.	Skycus China Fund, L.P. (in its capacity as the holder of 34,853,108 Series C++ Preferred Shares);

2.	Prospect Avenue Capital Limited Partnership;

3.	JD Amarantine Investment Limited;

4.	LC Fund VII, L.P.;

5.	LC Parallel Fund VII. L.P.;

6.	China Logistic Investment Holding (1) Limited.

PART J Series D Investors

1.	WELLINK INVESTMENTS LIMITED;

2.	Matrix Partners China V Hong Kong Limited;

3.	Prospect Avenue Capital Limited Partnership.

PART K Series E Investors

1.	Parantoux Grand Master SPC;

2.	Poly Platinum Enterprises Limited;

3.	ALPHA ROUTE LIMITED;

4.	Matrix Partners China V Hong Kong Limited;

5.	LC Fund VII, L.P.;

6.	LC Parallel Fund VII, L.P.;

7.	LC Continued Fund IV, L.P.;

8.	EVERESTLU HOLDING LIMITED (upon its duly execution and delivery of a counterpart signature page to this Agreement);

SCHEDULE I

9.	Jiangsu Guoshou Jiequan Equity Investment Center (Limited Partnership)江苏国寿疌泉股权投资中心(有限合伙 ) (upon its duly execution and delivery of a counterpart signature page to this Agreement).

PART L Founders

1.	SHAN Dandan (单丹丹), a citizen of the PRC with the identification card number ******************；

2.	WANG Hongxin (王宏鑫), a citizen of the PRC with the identification card number ******************.

PART M Founder Holdco

1.	Miracle Dream Investment Inc., a limited liability company duly established and validly existing under the laws of British Virgin Islands, and wholly owned by SHAN Dandan (单丹丹) (“SHAN Dandan Holdco”);

PART N Class A Ordinary Shareholders

1.

500K Venture Investments Limited, a limited liability company duly established and validly existing under the laws of British Virgin Islands, and wholly owned by YE Yifei (叶逸飞) (in its capacity as the holder of 10,052,616 Class A Ordinary Shares);

2.	Skycus China Fund, L.P. (in its capacity as the holder of 14,547,384 Class A Ordinary Shares);

3.	Orange Grove Global Limited;

4.	CYBER GLASS TECHNOLOGY LTD.

SCHEDULE I

Annex A

Definitions

“Adherence Agreement” shall have the meaning ascribed to it in Section 7.1(f) of this Agreement.

“Administrator” shall mean SHAN Dandan (单丹丹).

“Affiliate(s)” shall mean, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and without limiting the generality of the foregoing, (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of any Investor, shall include (i) any Person who holds Shares as a nominee for such Investor, (ii) any shareholder of such Investor, (iii) any entity or individual which has a direct and indirect interest in such Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof; (iv) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Investor, its shareholder, the general partner or the fund manager of such Investor or its shareholder, (v) the relatives of any individual referred to in (ii), (iii) and (iv) above, and (vi) any trust Controlled by or held for the benefit of such individuals. For the avoidance of doubt, no Investor shall be deemed to be an Affiliate of any Group Company.

“Agreement” shall have the meaning ascribed to it in the preamble of this Agreement. “Board” shall mean the board of directors of the Company.

“Business Day” or “business day” shall mean any day that is not a Saturday, Sunday, legal holiday or a day on which banks are required to be closed in the Cayman Islands, the British Virgin Islands, the Hong Kong Special Administrative Region or the PRC.

“BVI Company” shall have the meaning ascribed to it in the preamble of this Agreement.

“CCT Fund” shall mean EVERESTLU HOLDING LIMITED.

“CFC” shall have the meaning ascribed to it in Section 11.5 of this Agreement.

“Charter Documents” shall mean, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Claim Notice” shall have the meaning ascribed to it in Section 3.8(c) of this Agreement.

Annex A

“Class A Ordinary Shares” shall mean the Class A Ordinary Shares of the Company, each with a par value of US$ 0.00005 per share.

“Class B Ordinary Shares” shall mean the Class B Ordinary Shares of the Company, each with a par value of US$ 0.00005 per share.

“Code” shall have the meaning ascribed to it in Section 11.5 of this Agreement.

“Company” shall have the meaning ascribed to it in the preamble of this Agreement.

“Compensation Committee” shall have the meaning ascribed to it in Section 9.2 of this Agreement.

“Competitors of the Company” shall mean the entities listed in EXHIBIT C hereto.

“Control”, with respect to any third party, shall have the meaning ascribed to it in Rule 405 under the Securities Act, and shall be deemed to exist for any party (a) when such party holds at least fifty percent (50%) of the outstanding voting securities of such third party and no other party owns a greater number of outstanding voting securities of such third party, (b) when such party directly or indirectly has an actual discretion or controlling power over the management, operation and policies of such third party by entry into contractual arrangements or by other means, or (c) over other members of such party’s immediate family. Immediate family members include, without limitation, a Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing. With respect to Alibaba Group Holding Limited and/or its Affiliates only, “Control” shall be deemed to exist for any party (a) when such party holds at least twenty percent (20%) of the outstanding voting securities of Alibaba Group Holding Limited and/or its Affiliates, provided that, with respect to such party holding twenty percent (20%) to thirty percent (30%) of the outstanding voting securities of Alibaba Group Holding Limited and/or its Affiliates, “Control” shall not be deemed to exist for such party if waived by JD or its Affiliate in written, (b) when such party directly or indirectly has an actual discretion or controlling power over the management, operation and policies of Alibaba Group Holding Limited and/or its Affiliates by entry into contractual arrangements or by other means, or (c) over other members of Alibaba Group Holding Limited and/or its Affiliates’ immediate family.

“Conversion Shares” shall mean Class A Ordinary Shares issuable or issued upon conversion of the Preferred Shares.

“Director” shall mean a member of the board of directors of the Company.

“Disclosing Party” shall have the meaning ascribed to it in Section 12.4 of this Agreement.

“ESOP” shall mean any bonus or incentive plan, employee stock option plan or any other stock option plan, or restricted stock plan of any Group Company duly approved by the Board (including affirmative votes of the Preferred Directors, including but not limited to 2018 Global Share Plan I of the Company adopted by the Company.

Annex A

“Eastern Bell” shall mean the Eastern Bell XI Investment Limited (“Eastern Bell XI”) and/or Shanghai Dingxun Enterprise Management Consulting Partnership (Limited Partnership)(上海鼎恂企业管理咨询合伙企业(有限合伙)) (the “Eastern Bell PRC”).

“Eastern Bell Share Purchase Agreements” shall mean the Series B Share Purchase Agreement to be entered into by and among the Company, Eastern Bell XI and Eastern Bell PRC prior to or at the Subsequent Closing, and the Series C and C+ Share Purchase Agreement to be entered into by and among the Company, Eastern Bell XI and Eastern Bell PRC prior to or at the Subsequent Closing, collectively.

“Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended.

“Exercising Holder” shall have the meaning ascribed to it in Section 4.2(e) of this Agreement.

“FCPA” shall mean the Foreign Corrupt Practices Act of the United States (15 U.S.C. §§ 78dd-1, et seq.), as amended.

“Final Prospectus” shall have the meaning ascribed to it in Section 3.8(d) of this Agreement.

“First Closing” shall mean the completion date of the purchase and issuance of the applicable Series E Preference Shares under the First Closing Share Purchase Agreement.

“First Closing Share Purchase Agreement” shall mean the Share Purchase Agreement entered into by and among the Company, Poly Platinum, Parantoux Grand Master SPC and other parties thereto on April 21, 2021.

“First Participation Notice” shall have the meaning ascribed to it in Section 4.1(d) (i) of this Agreement.

“Form F-3” shall have the meaning ascribed to it in Section 3.2(e) of this Agreement.

“Form S-3” shall have the meaning ascribed to it in Section 3.2(e) of this Agreement.

“Founder” and “Founders” are defined in the preamble of this Agreement.

“Founder Holdco” are defined in the preamble of this Agreement.

“Governmental Authority” and “Governmental Authorities” shall mean any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any Governmental Authority, agency, department, board, commission or instrumentality of the PRC, the jurisdiction in which the Company is organized, or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

Annex A

“Group Company” shall mean each of the Company, the BVI Company, the HK Companies, the WFOEs, and the Domestic Companies, and Subsidiaries of the foregoing, and “Group Companies” or “Group” shall mean all or any of entities mentioned above.

“China Life” shall mean Jiangsu Guoshou Jiequan Equity Investment Center (Limited Partnership)江苏国寿疌泉股权投资中心(有限合伙).

“Holder” shall have the meaning ascribed to it in Section 3.2(d) of this Agreement.

“HK Company I” is defined in the preamble of this Agreement.

“HK Company II” and “HK Companies” are defined in the preamble of this Agreement.

“HKIAC Rules” shall have the meaning ascribed to it in Section 13.13 (b) of this Agreement.

“Huize” shall mean Shanghai Huize Asset Management Co., Ltd. (上海慧泽资产管理有限公司).

“IAS” shall mean the applicable International Accounting Standards published by the International Accounting Standards Board from time to time.

“Initiating Holders” shall have the meaning ascribed to it in Section 3.3(b) of this Agreement.

“Investment Securities” shall mean the Preferred Shares and the Conversion Shares.

“IRR” means as calculated on any date of determination, the internal rate of return achieved, expressed as an annualized compounded rate based on a 365-day period used to discount each cash inflow and cash outflow such that the present value of the aggregate cash inflows and aggregate cash outflows equals zero, taking into account the timing and amount of each cash flow.

“JD” shall mean JD Amarantine Investment Limited.

“JD Competitor” shall mean:

(a)	Alibaba Group Holding Limited and its Affiliates;

(b)

The Person that owns the tradename of “蚂蚁金服” or domain name www.antgroup.com and the Internet Content Provider License for the operation of such domain name (currently known as “浙江蚂蚁小微金融服务集团有限公司”) and its Affiliates or, the ultimate holding entity that Controls such Person and the Affiliates of such ultimate holding entity;

(c)	Jack Ma (马云), the lead founder and executive chairman of Alibaba Group Holding Limited, and his family office, and their respective Affiliates;

Annex A

(d)	Joseph C. TSAI (蔡崇信), the executive vice chairman of Alibaba Group Holding Limited, and his family office, and their respective Affiliates;

(e)	Yunfeng Capital or YF Capital (云锋基金) and its Affiliates;

(f)	Cainiao (菜鸟), Koubei (口碑), and their respective Affiliates;

(g)	Suning (苏宁) and its Affiliates;

(h)	Best Express (百世汇通) and its Affiliates;

(i)	Softbank and its Affiliates, provided that each of Softbank and its Affiliates shall not be deemed as a JD Competitor if waived by JD or its Affiliate in written.

“JD’s First Refusal Period” shall have the meaning ascribed to it in Section 4.2 (c) of this Agreement.

“Law” shall mean any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any formally issued written interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“LC” shall mean LC Parallel Fund VII, L.P., LC Fund VII, L.P. and LC Continued Fund IV, L.P., collectively.

“Majority Preferred Holders” shall mean the Majority Series Angel Holders, Majority Series A Holders, the Majority Series A+ Holders, the Majority Series B Holders, the Majority Series C Holders, the Majority Series C+ Holders, the Majority Series C++ Holders, the Majority Series D Holders and the Majority Series E Holders.

“Majority Series Angel Holders” shall mean the holders of more than fifty percent (50%) of the voting power of the outstanding Series Angel Preferred Shares, voting together as a single class.

“Majority Series A Holders” shall mean the holders of more than fifty percent (50%) of the voting power of the outstanding Series A Preferred Shares, voting together as a single class.

“Majority Series A+ Holders” shall mean the holders of more than fifty percent (50%) of the voting power of the outstanding Series A+ Preferred Shares, voting together as a single class.

“Majority Series B Holders” shall mean the holders of more than fifty percent (50%) of the voting power of the outstanding Series B Preferred Shares, voting together as a single class.

“Majority Series C Holders” shall mean the holders of more than sixty percent (60%) of the voting power of the outstanding Series C Preferred Shares, voting together as a single class.

Annex A

“Majority Series C+ Holders” shall mean the holders of more than fifty percent (50%) of the voting power of the outstanding Series C+ Preferred Shares voting together as a single class.

“Majority Series C++ Holders” shall mean the holders of more than fifty percent (50%) of the voting power of the outstanding Series C++ Preferred Shares voting together as a single class.

“Majority Series D Holders” shall mean the holders of more than fifty percent (50%) of the voting power of the outstanding Series D Preferred Shares voting together as a single class.

“Majority Series E Holders” shall mean the holders of more than fifty percent (50%) of the voting power of the outstanding Series E Preferred Shares voting together as a single class.

“Matrix” shall mean Matrix Partners China V Hong Kong Limited.

“New Securities” shall have the meaning ascribed to it in Section 4.1(c) of this Agreement.

“Non-Disclosing Parties” shall have the meaning ascribed to it in Section 12.4 of this Agreement.

“Non-Selling Shareholder” shall have the meaning ascribed to it in Section 4.2(b) of this Agreement.

“Ordinary Majority” shall mean the holders representing more than fifty percent (50%) of the voting power of the Ordinary Shares then outstanding, voting together as a single class on an as converted basis, excluding Class A Ordinary Shares converted and convertible from any Preferred Shares.

“Ordinary Shareholders” shall mean the holders of the Ordinary Shares of the Company.

“Ordinary Shares” shall mean the Class A Ordinary Shares and the Class B Ordinary Shares.

“Participation Rights Holder” shall have the meaning ascribed to it in Section 4.1(a) of this Agreement.

“Party” or “Parties” is defined in the preamble of this Agreement.

“PDF” shall mean the Portable Document Format, contain a variety of content besides flat text and graphics including logical structuring elements, interactive elements such as annotations and form-fields, layers, rich media (including video content) and three dimensional objects using U3D or PRC, and various other data formats.

“Permitted Transferee” shall have the meaning ascribed to it in Section 11.1 of this Agreement.

“Person” shall mean any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

Annex A

“PFIC” shall have the meaning ascribed to it in Section 11.6 of this Agreement.

“Plum Ventures” shall mean Ningbo Meihua Shunshi Angel Investment Partnership (Limited Partnership)(宁波梅花顺世天使投资合伙企业(有限合伙)).

“Poly Platinum” shall mean Poly Platinum Enterprises Limited.

“PRC” shall mean the People’s Republic of China, for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Islands of Taiwan.

“PRC GAAP” shall mean the generally accepted accounting principles in the PRC.

“Preferred Directors” shall have the meaning ascribed to it in Section 9.1 of this Agreement.

“Preferred Shares” shall mean the Company’s Series Angel Preferred Shares, Series A Preferred Shares, Series A+ Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C+ Preferred Shares, Series C++ Preferred Shares , Series D Preferred Shares, Series E Preferred Shares and/or other preferred shares of the Company that issued or issuable upon exercise or conversion, as applicable, of share options, warrants or other convertible securities of the Company from time to time.

“Preferred Shareholders” shall mean the holders of the Preferred Shares of the Company.

“Prior Shareholder Agreement” shall have the meaning ascribed to it in the recitals of this Agreement.

“Pro Rata Co-Sale Share” shall have the meaning ascribed to it in Section 5.1(a) of this Agreement.

“Pro Rata Share” shall have the meaning ascribed to it in Section 4.1(b) of this Agreement.

“Prohibited Transfer” shall have the meaning ascribed to it in Section 5.4(a) of this Agreement.

“Proprietary Rights” shall have the meaning ascribed to it in each Share Purchase Agreement.

“QEF Election” shall have the meaning ascribed to it in Section 11.6 of this Agreement.

“Qualified IPO” shall mean an initial public offering of the Company of its shares (or securities representing such shares) on the Hong Kong Stock Exchange, New York Stock Exchange, NASDAQ or other internationally recognized stock exchange acceptable to the Majority Preferred Holders which is pursuant to a firm commitment underwriting by an internationally reputable investment bank, with an offering price that implies a market capitalization of the Company immediately prior to such offering of not less than 120% of the post-money valuation of the Company immediately following the last issuance of the Series E Preferred Shares pursuant to the Share Purchase Agreements, or such other amount as approved by the Majority Preferred Holders and the Ordinary Majority. Notwithstanding the foregoing, if the consummation of an initial public offering of the Company occurs later than December 31, 2021, the offering price for a Qualified IPO shall enable a Series E Investor to achieve a return of annual 20% IRR of this Purchase Price calculated from the applicable Closing Date.

Annex A

“Registrable Securities” shall have the meaning ascribed to it in Section 3.2(b) of this Agreement.

“Registrable Securities then outstanding” shall have the meaning ascribed to it in Section 3.2(c) of this Agreement.

“Relevant Period” shall mean in relation to each Founder, the period during which such Founder is directly or indirectly a shareholder, director, officer and/or employee (either a full-time employee or a part-time employee) and/or has any direct or indirect interest (legal or beneficial) in the capital of any of the Group Companies.

“Restated M&A” shall mean the Fifth Amended and Restated Memorandum and Articles of Association of the Company in the form attached as Exhibit A to each Share Purchase Agreement, as amended from time to time.

“Restriction Period” shall mean three (3) years after the expiration of the Relevant Period.

“Request Notice” shall have the meaning ascribed to it in Section 3.3(a) of this Agreement.

“Request Securities” shall have the meaning ascribed to it in Section 3.3(a) of this Agreement.

“Restructuring Agreements” shall have the meaning as defined in each Share Purchase Agreement.

“Right of Participation” shall have the meaning ascribed to it in Section 4.1(a) of this Agreement.

“Rights Participants” shall have the meaning ascribed to it in Section 4.1(d)(ii) of this Agreement.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Second Participation Notice” shall have the meaning ascribed to it in Section 4.1(d)(ii) of this Agreement.

“Second Participation Period” shall have the meaning ascribed to it in Section 4.1(d)(ii) of this Agreement.

Annex A

“Second Refusal Period” shall have the meaning ascribed to it in Section 4.2(e) of this Agreement.

“Second Transfer Notice” shall have the meaning ascribed to it in Section 4.2(e) of this Agreement.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Selling Shareholder” shall have the meaning ascribed to it in Section 4.2(b) of this Agreement.

“Series Angel Preferred Shares” shall mean the Series Angel Preferred Shares of the Company, par value US$0.00005 per share.

“Series A Preferred Shares” shall mean the Series A Preferred Shares of the Company, par value US$0.00005 per share.

“Series A+ Preferred Shares” shall mean the Series A+ Preferred Shares of the Company, par value US$0.00005 per share.

“Series B Preferred Shares” shall mean the Series B Preferred Shares of the Company, par value US$0.00005 per share.

“Series C Preferred Shares” shall mean the Series C Preferred Shares of the Company, par value US$0.00005 per share.

“Series C+ Preferred Shares” shall mean the Series C+ Preferred Shares of the Company, par value US$0.00005 per share.

“Series C+ Preferred Share and Warrant Purchase Agreement” shall mean the Series C+ Preferred Share and Warrant Purchase Agreement entered into by and among the Company, the Founder Parties, the Series C+ Investors and other parties thereto dated November 30, 2017.

“Series C++ Preferred Shares” shall mean the Series C++ Preferred Shares of the Company, par value US$0.00005 per share.

“Series C++ Share Purchase Agreement” shall mean the Series C++ Share Purchase Agreement entered into by and among the Company, the Founder Parties, the Series C++ Investors and other parties thereto dated July 18, 2018.

“Series D Share Purchase Agreement” shall mean the Series D Share Purchase Agreement entered into by and among the Company, the Founder Parties, the Series D Investors and other parties thereto dated December 5, 2018.

“Series D Preferred Shares” shall mean the Series D Preferred Shares of the Company, par value US$0.00005 per share.

Annex A

“Series E Preferred Shares” shall mean the Series E Preferred Shares of the Company, par value US$0.00005 per share.

“Shareholders” shall mean the Ordinary Shareholders and the Preferred Shareholders (each a “Shareholder”), unless the text specifically indicate otherwise.

“Share Purchase Agreement(s)” means any or both of the First Closing Share Purchase Agreement and the Subsequent Closing Share Purchase Agreement.

“Shares” shall mean all Preferred Shares and all Ordinary Shares now owned or subsequently acquired by any shareholder.

“Skycus” shall mean Skycus China Fund, L.P.

“Subsequent Closing” shall mean the completion date of the purchase and issuance of the applicable Series E Preference Shares under the Share Purchase Agreement entered into by and among the Company, China Life, CCT Fund and other parties thereto.

“Subsequent Closing Share Purchase Agreement” shall mean the Share Purchase Agreement to be entered into by and among the Company, China Life, CCT Fund and other parties thereto on the date of the Subsequent Closing.

“Subsidiary” or “subsidiary” shall mean, with respect to any subject entity (the “subject entity”), (i) any company, partnership or other entity (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than a 50% interest in the profits or capital of such entity are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the IAS or U.S. GAAP, or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the BVI Company, the HK Companies, the WFOEs and all the other Persons Controlled by the Company.

“Terms” shall have the meaning ascribed to it in Section 12.1 of this Agreement.

“Trade Sale” shall mean any of the following events:

(i) the acquisition of the Company or the other Group Companies (whether by a sale of equity, merger or consolidation), taken as a whole, in which in excess of 50% of the Company’s voting power outstanding before such transaction is transferred;

(ii) the sale, transfer or other disposition of all or substantially all of the assets, or properties of the Group Companies, taken as a whole; or

(iii) the exclusive licensing of all or substantially all of the Group Companies’ Proprietary Rights, taken as a whole.

Annex A

“Transaction Documents” shall have the meaning as defined in each Share Purchase Agreement.

“Transfer Notice” shall have the meaning ascribed to it in Section 4.2(b) of this Agreement.

“Transfer Shares” shall have the meaning ascribed to it in Section 4.2(b) of this Agreement.

“U.S. GAAP” shall mean the generally accepted accounting principles in the United States.

“Violation” has the meaning ascribed to it in Section 3.8(a) of this Agreement.

“Warrantors” shall mean the Founders, the Founder Holdco and the Group Companies, unless the text specifically indicates otherwise.

“WFOE” and “WFOEs” are defined in the preamble of this Agreement.

“WIL” shall mean WELLINK INVESTMENTS LIMITED.

Annex A

EXHIBIT A

PROTECTIVE PROVISIONS

Each Group Company shall not, and each of the Warrantors shall procure each Group Company not to, directly or indirectly, and whether by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, take any of the actions (i) listed in Part I without the prior written consent of the Majority Preferred Holders and (ii) listed in Part II without the prior written consent of the Preferred Directors.

Part I Acts of the Group Companies Requiring Approval of Majority Preferred Holders

(a) any adoption, amendment or waiver of any provision of any Charter Documents of any Group Company;

(b) any merger, amalgamation, consolidation, Trade Sale of any Group Company;

(c) any consent to any proceeding seeking liquidation, winding up, dissolution, reorganization of any Group Company;

(d) approval of public sale of securities of the Company or initial public offering of the Company, including the time and relevant price of public offering;

(e) approval of any equity or equity-linked financing, any increase, reduction or cancellation of the authorized or issued share capital of any Group Company or issue, purchase or redeem any shares or grant any convertible securities, options or warrants over any portion of the share capital of any Group Company which may dilute the shareholding of any holder of Preferred Shares;

(f) any merger and acquisition of other company other than the Group Companies;

(g) any change of the composition of the board of directors of the Group Companies or the allocation of the board seats;

(h) any declaration, set aside or payment of a dividend or other distribution in any kind by any Group Company, or approval of the dividend policy of any Group Company; or

(i) any amendment, alteration or repeal of, or waiver of, any provision of the Restructuring Agreements, excluding any amendments or restatements which will not change or adversely affect the Company’s 100% Control on the Domestic Companies.

Part II Acts of the Group Companies Requiring Approval of the Preferred Directors

(a)	any cessation to conduct or any change in the business of any Group Company as currently conducted;

EXHIBIT A

(b)	any approval or amendment to the business plan or any business conduct beyond the approved business plan of any Group Company;

(c)

any transaction between any Group Company and the shareholders, directors, managers and employees of any Group Company, or provide any loan to the shareholders, directors, managers and employees and each of their associates or affiliates, or procure any relatives of the Founders to be employees of any Group Company;

(d)	approval of annual business plan, annual budget plan, annual capital expenditure plan or any amendment of the aforesaid plans related to more than RMB 30,000,000 or equivalent USD dollars;

(e)

any sale, transfer, lease or otherwise disposal of any business and/or assets of any Group Company more than RMB 10,000,000 or equivalent USD dollars in single transaction beyond the approved business plan of any Group Company;

(f)	any license or transfer of the Group Companies’ intellectual property to any other party;

(g)

any acquisition of any stock, share or other securities of any company other than the Group Companies, or establishment of any joint venture enterprise or partnership, or any other capital expenditure which exceeds RMB 50,000,000 or USD equivalent and beyond the capital expenditure plan approved by the Preferred Directors, other than the establishment of a wholly owned subsidiary of any Group Company;

(h)

procurement or approval of any loan or other debts from other party which exceeds RMB 50,000,000 or equivalent USD dollars beyond the business plan and budget plan approved by the Preferred Directors, other than trade credit incurred in the ordinary course of business;

(i)

approval of any loan, guarantee, mortgage or pledge or other debts to other party which exceeds RMB 50,000,000 or equivalent USD dollars, in a single transaction or a series of transactions within 12 months beyond the business plan and budget plan approved by the Preferred Directors;

(j)	appointment or removal of the auditor of Group Companies or change the treasury, tax or accounting policies or any change in the financial year of any Group Company;

(k)	any initiation or settlement of or to litigation, arbitration or any other legal procedure which exceeds RMB 10,000,000 or equivalent USD dollars;

(l)	any approval of the appointment and other employment terms of the chief executive officer, chief operation officer and chief financial officer of any Group Company;

(m)	any increase of more than twenty-five percent in annual remuneration for the chief executive officer, chief financial officer and chief operation officer;

EXHIBIT A

(n)	any creation, adoption or amendment of any bonus or incentive plan, employee stock option plan or any other stock option plan, or restricted stock plan of any Group Company;

(o)	any single transaction or a series of transactions (other than any action listed above) within 12 months with any affiliates in excess of RMB 10,000,000 beyond regular business scope; or

(p)	approval of any profit distribution plans and loss recovery plans.

EXHIBIT A

EXHIBIT B

ADHERENCE AGREEMENT

This Adherence Agreement (“Adherence Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT dated as of April 21, 2021 (the “Agreement”) by and among ForU Worldwide Inc., a Cayman Islands exempted company (the “Company”) and certain of its shareholders and certain other parties named thereto, and in consideration of the Shares acquired by the Transferee thereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adherence Agreement, the Transferee agrees as follows:

1. Acknowledgment. Transferee acknowledges that Transferee is acquiring [number] [Preferred/Ordinary] shares of the Company (the “Shares”) from [name of transferor] (the “Transferor”), subject to the terms and conditions of the Agreement.

2. Agreement. Immediately upon transfer of the Shares, Transferee (i) agrees that the Shares acquired by Transferee shall be bound by and subject to the terms of the Agreement applicable to the Transferor, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a [Founder thereunder (if transferor is a Founder)]/[Founder Holdco thereunder (if transferor is a Founder Holdco)]/[Investor thereunder (if transferor is an Investor)].

3. Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4. Governing Law. This Adherence Agreement shall be governed in all respects by the laws of the Hong Kong Special Administrative Region without regard to conflicts of law principles.

EXECUTED AND DATED this              day of                     ,             .

TRANSFEREE:

By:
Name:
Title:

Attn:
Address:
Tel:
Fax:
Email

EXHIBIT B

EXHIBIT C

COMPETITORS OF THE COMPANY

The operational entities of each following brand and their respective Affiliates:

1.	满帮；

2.	货拉拉；

3.	滴滴出行；

4.	G7物联。

EXHIBIT C

EXHIBIT D

NOTICES

For the purpose of the notice provisions contained in this Agreement, the following are the initial addresses of each Party:

If to any Warrantor:

Attn:	******************
Address:	******************
Tel:	******************
Email:	******************

If to Plum Ventures:

Attn:	******************
Address:	******************
Tel:	******************
Email:	******************

If to ALPHA ROUTE LIMITED:

Attn:	******************
Address:	******************
Tel:	******************
Email:	******************

If to Shenzhen Yingxin Capital Phase I Investment Partnership (LLP):

Attn:	******************
Address:	******************
Tel:	******************
Email:	******************

If to China Logistic Investment Holding (1) Limited:

Attn:	******************
Address:	******************
Tel:	******************
Email:	******************

If to Eastern Bell:

Attn:	******************
Address:	******************
Tel:	******************
Email:	******************

EXHIBIT D

If to DEPPON LOGISTICS (HONGKONG) LIMITED:

Attn:	******************
Address:	******************
Tel:	******************
Email:	******************

If to LC:

Attn:	******************
Address:	******************
Tel:	******************
Email:	******************

If to Shanghai Huize Asset Management Co., Ltd.:

Attn:	******************
Address:	******************
Tel:	******************
Email:	******************

If to JD:

Attn:	******************
Address:	******************
Tel:	******************
Email:	******************

If to Skycus:

Attn:	******************
Address:	******************
Tel:	******************
Email:	******************

If to Prospect Avenue Capital Limited Partnership:

Attn:	******************
Address:	******************
Tel:	******************

EXHIBIT D

If to WIL:

Attn:	******************
Address:	******************
Tel:	******************
Email:	******************

If to Matrix:

Attn:	******************	Address:	******************
Tel:	******************
Email:	******************

If to China Life:

Attn:	******************
Address:	******************
Tel:	******************
Email:	******************

If to CCT Fund:

Attn:	******************
Address:	******************
Tel:	******************
Email:	******************

If to Parantoux Grand Master SPC:

Attn:	******************
Address:	******************
Tel:	******************
Email:	******************

If to Poly Platinum:

Attn:	******************
Address:	******************
Email:	******************

If to CYBER GLASS TECHNOLOGY LTD.

Attn:	******************
Address:	******************
Tel:	******************
Email:	******************

If to Orange Grove Global Limited:

Attn:	******************
Address:	******************
Tel:	******************
Email:	******************

EXHIBIT D